Exhibit 10.1

This Exhibit contains confidential information which has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential information on pages 10, 15, 16, 17 and 44 of the Master Transaction Agreement, pages 3 and 4 of Exhibit C and pages 1 and 3 of Exhibit E has been replaced with an asterisk.


                                                                EXECUTION COPY




                         MASTER TRANSACTION AGREEMENT

                                 BY AND AMONG

                             MERITAGE CORPORATION,

                            MTH-HOMES NEVADA, INC.,

                       PERMA-BILT, A NEVADA CORPORATION,

                                      AND

                        ZENITH NATIONAL INSURANCE CORP.




                             Dated October 7, 2002

                               TABLE OF CONTENTS

ARTICLE I            DEFINITIONS.................................................................................1

         1.1      Definitions....................................................................................1

ARTICLE II           PURCHASE AND SALE OF ASSETS.................................................................8

         2.1      Closing........................................................................................8

         2.2      Assets to be Purchased.........................................................................8

         2.3      Assets Not Being Transferred...................................................................8

         2.4      Liabilities....................................................................................9

         2.5      Purchase Price; Earn-Out; Adjustment; and Warranty and Reserves Administration................11

         2.6      Allocation of Purchase Price..................................................................17

         2.7      Risk of Loss..................................................................................18

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER.........................................18

         3.1      Organization and Qualification................................................................18

         3.2      Authority Relative to this Agreement..........................................................18

         3.3      No Conflicts..................................................................................18

         3.4      Sufficient Funds..............................................................................18

         3.5      No Consents...................................................................................18

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES..........................................19

         4.1      Organization and Qualification................................................................19

         4.2      Authority Relative to this Agreement..........................................................19

         4.3      [intentionally omitted].......................................................................19

         4.4      No Conflicts..................................................................................19

         4.5      No Consents...................................................................................20

         4.6      Ownership Interests...........................................................................20

         4.7      Financial Statements..........................................................................20

         4.8      [intentionally omitted].......................................................................20

         4.9      No Material Adverse Changes...................................................................20

         4.10     Absence of Certain Developments...............................................................20

         4.11     Permitted Liens; Good Title to and Condition of Acquired Assets...............................22

         4.12     Legal Descriptions of Real Property...........................................................22

         4.13     Real Property.................................................................................22

         4.14     Acquired Contracts............................................................................25

         4.15     Warranties....................................................................................26

         4.16     Environmental Matters.........................................................................26

         4.17     Tax Matters...................................................................................27

         4.18     Restrictions on Business Activities...........................................................28

         4.19     Intellectual Property.........................................................................28

         4.20     Litigation....................................................................................28

         4.21     Employees.....................................................................................28

         4.22     Employee Benefit Plans........................................................................29

         4.23     Insurance.....................................................................................29

         4.24     Affiliate Transactions........................................................................30

         4.25     Compliance with Laws..........................................................................30

         4.26     Permits.......................................................................................30

         4.27     Disclosure....................................................................................31

ARTICLE V             CONDUCT OF SELLER PENDING THE CLOSING.....................................................31

         5.1      Conduct of Business Pending the Closing.......................................................31

         5.2      Business Relationships........................................................................33

         5.3      Notification of Certain Matters...............................................................33

         5.4      Required Approvals............................................................................33

ARTICLE VI            ADDITIONAL AGREEMENTS.....................................................................33

         6.1      Employment....................................................................................33

         6.2      No Negotiations...............................................................................34

         6.3      Public Announcements..........................................................................34

         6.4      Confidentiality...............................................................................35

         6.5      Further Assurances............................................................................36

         6.6      Right to Enter and Inspect....................................................................36

         6.7      Tax on Prior Sales............................................................................37

         6.8      Transfer of Permits...........................................................................37

         6.9      Landbanking...................................................................................37

         6.10     Independent Auditors..........................................................................37

         6.11     Charter Amendment.............................................................................37

ARTICLE VII           CONDITIONS................................................................................37

         7.1      Conditions to Obligation of Selling Parties...................................................37

         7.2      Conditions to Obligations of Parent and Buyer.................................................38

ARTICLE VIII          CLOSING...................................................................................40

         8.1      Selling Parties' Obligations..................................................................40

         8.2      Parent's or Buyer's Obligations...............................................................42

         8.3      Transfer Fees, Title Costs, and Closing Costs and Other Fees; Prorations......................42

ARTICLE IX            SURVIVAL AND INDEMNITIES..................................................................44

         9.1      Survival of Representations and Warranties....................................................44

         9.2      Nature of Statements..........................................................................44

         9.3      Dispute Resolution............................................................................44

         9.4      Indemnification Agreement.....................................................................44

ARTICLE X             TERMINATION/REMEDIES......................................................................45

         10.1     Termination...................................................................................45

         10.2     Effect of Termination.........................................................................45

         10.3     Specific Performance..........................................................................45

ARTICLE XI            GENERAL PROVISIONS........................................................................45

         11.1     Notices.......................................................................................45

         11.2     Counterparts..................................................................................46

         11.3     Governing Law.................................................................................46

         11.4     Assignment....................................................................................46

         11.5     Gender and Number.............................................................................46

         11.6     Schedules and Exhibits........................................................................47

         11.7     Waiver of Provisions..........................................................................47

         11.8     Costs.........................................................................................47

         11.9     Amendment.....................................................................................47

         11.10    Severability..................................................................................47

         11.11    Binding Effect................................................................................47

         11.12    Construction..................................................................................47

         11.13    Time Periods..................................................................................47

         11.14    Headings......................................................................................48

         11.15    Access to Records.............................................................................48

         11.16    Entire Agreement..............................................................................48

         11.17    Enforcement of Rights.........................................................................48

         11.18    No Third Beneficiaries........................................................................48


Exhibits
--------

Exhibit A -      Asset Agreement
Exhibit B -      Real Property Agreement
Exhibit C -      Indemnification Agreement
Exhibit D -      Dispute Resolution Procedures
Exhibit E -      Non-Disclosure and Non-Compete Agreement
Exhibit F -      Form of Grant, Bargain, Sale Deed
Exhibit G -      Assignment and Assumption Agreement
Exhibit H -      Bill of Sale and Assignment Agreement
Exhibit I -      Schwartz Employment Agreement
Exhibit J -      Capital Charge Sample Calculation

Master Transaction Agreement Schedules
--------------------------------------

Schedule 2.3 -             Excluded Assets
Schedule 2.4A -            Seller Debt
Schedule 2.4D -            Specific Reserves
Schedule 2.5B(1) -         August 31, 2002 Balance Sheet
Schedule 2.5(B)(2) -       Preliminary Closing Balance Sheet
Schedule 4.4 -             Conflicts
Schedule 4.5 -             Consents
Schedule 4.6 -             Ownership Interests
Schedule 4.7A -            Financial Statements
Schedule 4.7B -            Undisclosed Liabilities
Schedule 4.9 -             Material Adverse Changes
Schedule 4.10 -            Certain Developments Since Balance Sheet Date
Schedule 4.11 -            Permitted Liens
Schedule 4.12 -            Legal Description of Owned Real Property
Schedule 4.13 -            Disclosure for Owned Real Property
Schedule 4.13U -           Flood Plain Maps
Schedule 4.13W -           Noise Cone Disclosure
Schedule 4.14 -            Material Contracts
Schedule 4.15 -            Warranty Disclosure
Schedule 4.16 -            Environmental Matters
Schedule 4.17 -            Tax Matters
Schedule 4.19 -            Intellectual Property
Schedule 4.20 -            Litigation
Schedule 4.21 -            Employee Information
Schedule 4.22 -            Employee Benefit Plans
Schedule 4.23 -            Insurance
Schedule 4.24 -            Affiliate Transactions
Schedule 4.25 -            Non-Compliance with Applicable Laws
Schedule 4.26 -            Land Use Entitlements
Schedule 4.26B  -          Permits
Schedule 5.1 -             Conduct of Business Pending Closing


Real Property Agreement Schedules
---------------------------------

Schedule 4.2  -  Real Property Assets; Title Reports; Surveys
Schedule 4.2C -  Disapproved Title Exceptions

                         MASTER TRANSACTION AGREEMENT


         This MASTER TRANSACTION AGREEMENT (this "Agreement") is made as of October 7, 2002, by and among MERITAGE CORPORATION, a Maryland corporation ("Meritage or Parent"); MTH-HOMES NEVADA, INC., an Arizona corporation ("Buyer"); PERMA-BILT, a Nevada Corporation ("Seller"); and ZENITH NATIONAL INSURANCE CORP., a Delaware corporation ("Zenith"). Collectively, Seller and Zenith are referred to herein as "Selling Parties."

                                   RECITALS

         1. Seller owns and operates the Perma-Bilt Homes land development, homebuilding, and sales operations (the "Business").

         2. Concurrently herewith, the Parties are entering into that Agreement of Purchase and Sale of Assets in the form attached as Exhibit A hereto ("Asset Agreement"), that Agreement of Purchase and Sale of Real Property in the form attached as Exhibit B hereto ("Real Property Agreement") and that Indemnification Agreement in the form attached as Exhibit C hereto (the "Indemnification Agreement").

         3. Pursuant to this Agreement, the Asset Agreement, and the Real Property Agreement, Buyer will acquire the Business.

         4. Selling Parties intend to transfer the economic benefits of the Business after the Effective Date to the Buyer, subject to the liabilities and other obligations of the Business arising after the Effective Date.

         In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:

                                  ARTICLE I
                                  DEFINITIONS

         1.1 Definitions. The following terms will have the meanings set forth below where used in this Agreement and identified with initial capital letters.

         "Accounting Arbitrator" will have the meaning set forth in Section 2.5B(4).

         "Acquired Assets" will have the meaning set forth in Section 2.2.

         "Acquired Contracts" means, collectively, the Real Property Acquired Contracts and the Asset Acquired Contracts.

         "Adjusted Book Value" will mean total equity of the Business as reflected on the August Balance Sheet, Preliminary Closing Balance Sheet, and the Final Closing Balance Sheet, as the case may be, which are to be prepared in accordance with Adjusted GAAP.

         "Adjusted GAAP" will mean generally accepted accounting principles, consistently applied in accordance with past practices of Seller, provided that (i) there will be appropriate reserves or accruals for vacation pay, sick pay, severance obligations and other similar types of employment obligations,
(ii) reserves for Excluded Construction Claims will be as agreed upon by the parties, subject to revision based only on fraud, concealment or mistake,
(iii) Excluded Assets and Excluded Liabilities (including any reserves or accruals for federal income taxes) will be omitted, and (iv) any profit or loss on the sale of real property to landbankers or model homes to investors, which sales are approved by Seller pursuant to Section 6.9, will be disregarded.

         "Agreements" will have the meaning set forth in Section 11.16.

         "Applicable Laws" will mean all federal, state, regional, local, or other governmental or quasi-governmental statutes, laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, or judicial or administrative interpretations thereof, including without limitation Environmental Laws, which are applicable to Seller, Buyer, the Business, or the Acquired Assets or the use, development, or condition thereof or otherwise applicable to any of the Acquired Assets.

         "Approved Title Exceptions" will have the meaning set forth in
Section 4.2C of the Real Property Agreement.

         "Asset Acquired Contracts" shall have the meaning set forth in
Section 1.2I of the Asset Agreement.

         "Asset Intellectual Property" will have the meaning set forth in
Section 1.2E of the Asset Agreement.

         "Assets" will have the meaning set forth in Section 1.2 of the Asset Agreement.

         "Assumed Liabilities" will have the meaning set forth in Section 2.4A.

         "Assignment and Assumption Agreement" will have the meaning set forth in Section 8.1A.

         "August Balance Sheet" will have the meaning set forth in Section 2.5B(1).

         "Balance Sheet Date" will have the meaning set forth in Section 4.7A.

         "Basket Threshold" will have the meaning set forth in Section 4C of the Indemnification Agreement.

         "Bill of Sale and Assignment Agreement" will have the meaning set forth in Section 8.1D.

         "Bonds" will have the meaning set forth in Section 4.23.

         "Book Value Target" will have the meaning set forth in Section 2.5A(1).

         "Business" will have the meaning set forth in the recitals.

         "Capital Charge" will have the meaning set forth in Section 2.5A(2)(a)(iii).

         "Closing" will have the meaning set forth in Section 2.1.

         "Closing Date" will have the meaning set forth in Section 2.1.

         "Code" will mean the Internal Revenue Code of 1986, as amended.

         "Construction Claims" will mean all claims, including, without limitation, claims for breach of contract, claims for breach of express or implied warranty, construction defect claims, claims for lost profits, consequential damages, and incidental and other damages, and all losses, costs and expenses relating to any work required to be done by Seller, or any corrective work required to be done by Seller, on a completed Housing Unit (including, without limitation, claims related to mold) or on streets, gradings, landscaping and homeowners' association improvements and all other similar subdivision work.

         "Contracted Real Property" will have the meaning set forth in Section 1.2A of the Real Property Agreement.

         "Deed" will have the meaning set forth in Section 8.1A.

         "Determined Indemnification Claim" will mean Excluded Liabilities that are not subject to reasonable dispute, or claims settled in accordance with the Indemnification Agreement, or as to which Selling Parties consent to liability (whether by action or inaction as provided thereunder) or as to which liability is determined by a Governmental Authority.

         "Disapproved Title Exceptions" will mean the exceptions to title set forth on Schedule 4.2C of the Real Property Agreement.

         "Dispute" will have the meaning set forth in Section 9.3.

         "Earn-Out Accounting Arbitrator" will have the meaning set forth in
Section 2.5A(2)(e).

         "Earn-Out Payments" will have the meaning set forth in Section 2.5A(2).

         "Earn-Out Period" will mean for the first Earn-Out Period, the period commencing on October 1, 2002 and ending on September 30, 2003; for the second Earn-Out Period, the period commencing on October 1, 2003 and ending on September 30, 2004; for the final Earn-Out Period, the period commencing on October 1, 2004 and ending on September 30, 2005.

         "Effective Date" will mean the Closing Date; provided, however, that if the Closing occurs on or prior to October 7, 2002, the Effective Date will mean September 30, 2002.

         "Environmental Laws" will have the meaning set forth in Section 4.16A.

         "ERISA" will mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" will have the meaning set forth in Section 4.1 of the Real Property Agreement.

         "Evaluation Information" will have the meaning set forth in Section
6.4.

         "Excluded Assets" will have the meaning set forth in Section 2.3.

         "Excluded Contracts" means all sales contracts for Housing Units or real property or improvements thereon, fully performed and closed by all parties thereto prior to the Effective Date.

         "Excluded Construction Claims" means all Construction Claims related to the property or improvements, which are the subject of Excluded Contracts, whether brought before or after Effective Date, to the extent such claims arise out of occurrences or omissions commencing on or prior to the Effective Date, even if they do not become known until after such date.

         "Excluded Liabilities" will have the meaning set forth in Section 2.4B.

         "Final Closing Balance Sheet" will mean a balance sheet reflecting the closing balances for the Business, prepared in accordance with Adjusted GAAP, as of the Effective Date.

         "Financial Statements" will have the meaning set forth in Section
4.7A.

         "GAAP" will mean generally accepted accounting principles, including but not limited to, appropriate reserves or accruals for vacation, sick pay, severance obligations and other similar types of employment obligations.

         "Governmental Authority" will mean any nation or government, any state or other political subdivision or quasi-governmental authority thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission, or instrumentality of the United States, any State of the United States, or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organizations.

         "Housing Unit" will mean a residential dwelling constructed or to be constructed on a lot, together with the associated lot.

         "HSR Act" will mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnification Cap" will have the meaning set forth in Section 4B of the Indemnification Agreement.

         "Intellectual Property" means, collectively, the Real Property Intellectual Property and the Asset Intellectual Property.

         "Knowledge of Selling Parties" means the actual knowledge of any officer of Selling Parties.

         "Land Use Entitlements" will have the meaning set forth in Section
4.26B.

         "Liability Reserves" will have the meaning set forth in Section 4C of the Indemnification Agreement.

         "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance, of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Material Adverse Effect" will have the meaning set forth in Section
4.4.

         "Material Disclosed Contingencies" means those liabilities and obligations disclosed (or which were known to any officer of a Selling Party and should have been disclosed) on the Schedules hereto, including those relating to environmental matters, that the parties, after reviewing the Schedules, have identified as material by so indicating on the Schedules with an asterisk (*) (or in the case of liabilities and obligations that should have been disclosed, are identified by Buyer as material after they became known).

         "Material Contracts" means the following contracts and agreements to which Seller is a party or by which Seller or any of the Acquired Assets are bound:

            (a) The contracts referenced in the Real Property Agreement at Sections 1.2A(3), B(4) and C(5);

            (b) All agreements or indentures relating to the borrowing by Seller of money in excess of $25,000 or to mortgaging, pledging, or otherwise placing a Lien over $25,000 on any of Seller's assets, or the guaranty by Seller of any obligation of another person for borrowed money or any other obligation of another person, other than endorsements made for collection;

            (c) The Property Leases involving more than $25,000 in payments due after the Effective Date;

            (d) All other contracts or groups of related contracts with the same party continuing over a period of more than six months from the date or dates thereof or involving more than $25,000 per annum;

            (e) All employment, consulting or similar agreements to which Seller is a party;

            (f) All agreements providing for any guarantee, bond or indemnification by Seller; and

            (g) All other agreements material to the Business or not entered into in the ordinary course of business.

         Notwithstanding the foregoing, the term "Material Contracts" will not include home sales contracts or contracts with subcontractors, engineers, signage suppliers or other consultants, in each case, in the ordinary course.

         "NRS" will have the meaning set forth in Section 4.16B.

         "Opening Cash Balance" will have the meaning set forth in Section 2.5A(1).

         "Owned Real Property" will have the meaning set forth in Section 1.2A of the Real Property Agreement.

         "Permits" will have the meaning set forth in Section 4.26A.

         "Permitted Liens" will have the meaning set forth in Section 4.11.

         "Person" will mean any natural person, corporation, general or limited partnership, limited liability company, trust, sole proprietorship, or other entity, organization or association of any kind.

         "Policies" will have the meaning set forth in Section 4.23.

         "Pre-Closing Tax Obligations" will have the meaning set forth in
Section 2.4B(5).

         "Pre-Tax Net Income" will have the meaning set forth in Section 2.5A(2)(a).

         "Preliminary Closing Balance Sheet" will have the meaning set forth in Section 2.5B(2).

         "Premium" will have the meaning set forth in Section 2.5A(2)(a)(iv).

         "Property Leases" means all personal and real property leases pursuant to which Seller is the lessor or the lessee of any real or personal property, or holds or operates any equipment, machinery, vehicle, or other tangible personal property owned by a third party and used in connection with the Business.

         "Purchase Price" will have the meaning set forth in Section 2.5A.

         "Purchase Price Allocation Schedule" will have the meaning set forth in Section 2.6A.

         "Real Property" will have the meaning set forth in Section 1.2A of the Real Property Agreement.

         "Real Property Acquired Contracts" will have the meaning set forth in
Section 1.2B of the Real Property Agreement.

         "Real Property Assets" will have the meaning set forth in Section 1.2 of the Real Property Agreement.

         "Real Property Intellectual Property" will have the meaning set forth in Section 1.2 of the Real Property Agreement.

         "Report" will have the meaning set forth in Section 4.2A of the Real Property Agreement.

         "Schwartz Employment Agreement" will have the meaning set forth in
Section 6.1A.

         "SEC" will mean the Securities and Exchange Commission.

         "Seller Debt" will have the meaning set forth in Section 2.4A.

         "Services Fee" will have the meaning set forth in Section
2.5A(2)(a)(ii).

         "Survey" will have the meaning set forth in Section 4.2A of the Real Property Agreement.

         "Taxes" will mean any and all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, payroll, employment, recapture, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, "roll-back" any other taxes, assessments, or government charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Returns" will mean any return, declaration, report, claim to refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Title Company" will have the meaning set forth in Section 4.1 of the Real Property Agreement.

         "Title Policy" will have the meaning set forth in Section 4.2D of the Real Property Agreement.

         "Transaction Agreements" means this Agreement, the Asset Agreement, the Real Property Agreement, the Indemnification Agreement, the Non-Disclosure and Non-Compete Agreement, the Schwartz Employment Agreement, the Assignment and Assumption Agreement and the Bill of Sale and Assignment Agreement.

         "Undisclosed Contingencies" means claims, losses, costs, expenses, damages, fines, penalties or liabilities (including, without limitation, interest which may be imposed in connection therewith, court costs, litigation expenses, and reasonable attorneys' and accounting fees) (collectively, "Claims") relating to periods prior to the Effective Date or arising out of occurrences or omissions on or prior to the Effective Date, but not reflected on the Final Closing Balance Sheet or disclosed on any of the Schedules hereto. "Undisclosed Contingencies" also shall include Claims arising out of activities carried on prior to the Effective Date that Buyer may continue to carry on after the Effective Date until known or discovered (but not including any such claims to the extent resulting from the action or omission of Buyer after known or discovered and an appropriate curative period), which Claims or activities were not reflected on the Final Closing Balance Sheet or disclosed on any of the Schedules hereto.

         "Undisclosed Environmental Contingencies" means Undisclosed Contingencies relating to the subject matter of Section 4.16, without regard to knowledge, materiality or Material Adverse Effect qualifications.

                                  ARTICLE II
                          PURCHASE AND SALE OF ASSETS

         2.1 Closing. The closing of the purchase and sale of the Business (the "Closing") will take place at 10:00 A.M. local time on the 7th day of October, 2002 at the offices of Snell & Wilmer L.L.P., 3800 Howard Hughes Parkway, Suite 1000, Las Vegas, NV 89109 or such other time and place as agreed to between Parent and Seller no less than three business days prior to an anticipated Closing. The day on which the Closing actually occurs is herein sometimes referred to as the "Closing Date."

         2.2 Assets to be Purchased. Upon the terms and subject to the conditions set forth herein, and in reliance on the respective representations and warranties of the parties contained herein, at the Closing, Seller agrees to sell, convey, grant, assign, and transfer to Buyer and Buyer agrees to purchase and acquire from Seller all of the Real Property Assets, all of the Assets and all of Seller's right, title and interest in and to all other assets, properties, or rights of every nature, kind, description, tangible and intangible, whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired relating in any way to or used or held for use in connection with the Business, other than the Excluded Assets (the "Acquired Assets").

         2.3 Assets Not Being Transferred. Seller will retain and Buyer will not purchase the following ("Excluded Assets"):

               A. All of Seller's right, title and interest under or related to this Agreement and the other Transaction Agreements, including, without limitation, the consideration delivered pursuant to this Agreement;

               B. Minute books, stock transfer ledgers and original accounting records of Seller;

               C. Cash and cash equivalents (including cash set aside as self-insurance for Construction Claims or other liabilities, provided that such cash will not then be treated as part of Liability Reserves); provided, however, that (i) to the extent that following the Closing Selling Parties receive any cash that constitutes an Acquired Asset or relates to an Assumed Liability, Selling Parties shall, as soon as practicable after receipt thereof, turn over such cash to Buyer, and (ii) to the extent that following the Closing Parent or Buyer receives any cash that constitutes an Excluded Asset or relates to an Excluded Liability, Parent and Buyer shall, as soon as practicable after receipt thereof, turn such cash over to Selling Parties;

               D. Deferred tax assets, if any, and any other assets that, as a result of the acquisition, will be written off by Buyer, as identified on Schedule 2.3, which will be prepared by Buyer;

               E. Insurance policies relating to any Excluded Contracts or Excluded Construction Claims;

               F. Employee benefit plans maintained by Selling Parties;

               G. Excluded Contracts; and

               H. Any books, instruments, papers and records that relate exclusively to Excluded Assets or Excluded Liabilities (for so long as they are Seller's sole responsibility) or to any employees of Seller not hired by Buyer.

               2.4 Liabilities.

               A. Assumed Liabilities; Loan Payments. Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer will assume and perform and pay when due, all liabilities, obligations and expenses, whether fixed or contingent, known or unknown, matured or unmatured, executory or non-executory, whether arising out of occurrences prior to, on or after the Effective Date, even if they do not become known until after such date, whether now existing or hereafter arising, relating in any way to the Business, other than the Excluded Liabilities (the "Assumed Liabilities"). At the Closing, (i) Buyer shall either assume or pay off Seller's third party bank debt outstanding as of the Closing, and (ii) Buyer shall pay off all loans and related accrued interest due to Zenith as of the Closing, each as set forth on Schedule 2.4A (such bank debt and such loans and interest due Zenith, the "Seller Debt").

               B. Excluded Liabilities. Notwithstanding any other provision of this Agreement, neither Parent nor Buyer will assume, acquire, or be responsible for any liabilities, obligations or expenses, whether fixed or contingent, known or unknown, matured or unmatured, executory or non-executory, relating to or consisting of (collectively, the "Excluded Liabilities"):

               (1) Excluded Contracts and Excluded Construction Claims;

               (2) Material Disclosed Contingencies;

               (3) Undisclosed Contingencies, including Undisclosed
                   Environmental Contingencies;

               (4) Employee benefit plans and employment agreements maintained by Selling Parties (including without limitation any obligations under Daniel Schwartz's existing employment agreement), except for those benefits described in Section 6.1C, accrued on the Final Closing Balance Sheet or accrued thereafter absent the willful misconduct or gross negligence of Selling Parties; and

               (5) (i) Subject to Section 8.3D, Taxes incurred prior to the
                   Effective Date and (ii) income or franchise Taxes of Seller arising out of the consummation of the transactions contemplated by this Agreement (collectively, "Pre-Closing Tax Obligations").

               C. Notwithstanding the above, Seller's obligation to discharge the Excluded Liabilities is subject to the following:

               (1) Seller's obligation to discharge the Excluded
                   Liabilities will survive the Closing until * with respect to the substantive matter at issue except that Seller's obligation to discharge Material Disclosed Contingences and Pre-Closing Tax Obligations will survive the Closing *;

               (2) *

               (3) *

               (4) *

                  Anything contained in this Agreement to the contrary notwithstanding, except as provided in Sections 2.4C(2), (3) and (4) above, Buyer will not assume the Excluded Liabilities, which Excluded Liabilities will at and after the Effective Date remain the exclusive responsibility of Seller. Except as provided in Sections 2.4C(2), (3) and (4) above, Seller will, and each of Selling Parties agrees to cause Seller to, discharge all Excluded Liabilities in accordance with their terms (subject to Seller's right to contest obligations believed in good faith not to be then due) and Applicable Laws.

               D. Notwithstanding anything in this Agreement or the other Transaction Agreements to the contrary, upon the expiration of the survival period set forth in Section 9.1 with respect to claims based upon or arising out of contingencies disclosed on Schedule 2.4D, Buyer shall refund to Seller any and all remaining Liability Reserves related to such contingencies disclosed on Schedule 2.4D; provided, however, (i) Buyer or Parent may setoff or reduce any refund of the remaining Liability Reserves for Determined Indemnification Claims of the Parent or Buyer that Selling Parties fail to satisfy within 15 days of determination and (2) Parent and Buyer shall have no obligation to refund to Seller any remaining Liability Reserves if Selling Parties are in breach of any of the Transaction Agreements to the extent of any Losses actually or reasonably expected to be incurred by Parent and Buyer as a result of such breach or attributable to indemnity claims against Selling Parties that remain unresolved.

         2.5 Purchase Price; Earn-Out; Adjustment; and Warranty and Reserves Administration.

         A. Purchase Price. At Closing, in addition to assuming the Assumed Liabilities, Parent will cause Buyer to pay to Seller, in immediately available funds, the following for the Acquired Assets ("Purchase Price"):

               (1) (a) Buyer will pay to Seller an amount equal to $36,400,000, less Seller's opening cash balances on the Closing Date (the "Opening Cash Balance") (which will be paid to Seller at Closing), subject, however, to adjustment as set forth in this
         Section 2.5A; provided, however, that at the Closing, Seller will have an Adjusted Book Value of at least $17,500,000, less the Opening Cash Balance (the "Book Value Target"). In the event of any shortfall or excess from the Book Value Target as set forth on the Preliminary Closing Balance Sheet then (i) in the case of a shortfall in Adjusted Book Value, Selling Parties will pay to Buyer cash in an amount equal to the shortfall and (ii) in the case of excess Adjusted Book Value, Buyer will pay to Seller cash in an amount equal to the excess. Such payments will be made at Closing. In the event of any shortfall or excess from the Book Value Target as set forth on the Final Closing Balance Sheet (taking into account any payment made by Selling Parties or Buyer at the Closing as described in the immediately preceding sentence), then (i) in the case of a shortfall in Adjusted Book Value, Selling Parties will pay to Buyer cash in an amount equal to the shortfall and (ii) in the case of excess Adjusted Book Value, Buyer will pay to Seller cash in an amount equal to the excess. The parties expressly agree that any obligation of Selling Parties to pay cash to Buyer under this Section 2.5A will not count against the Indemnification Cap or be subject to the Basket Threshold set forth in Section 4 of the Indemnification Agreement.

                  (b) In the event the Effective Date is September 30, 2002, the Purchase Price will be increased or decreased, as the case may be, by the amount by which the Opening Cash Balance is less than or exceeds, respectively, $6,601,291. At Closing, Buyer shall reimburse Seller for the prepayment penalty associated with the note identified in item 2 of Schedule 2.4A.

               (2) In addition to the foregoing, Zenith will receive from Parent deferred payments, to the extent earned, of 10% of the Pre-Tax Net Income of Buyer as determined in accordance with GAAP (the "Earn-Out Payments"), subject to the provisions set forth below:

                  (a) "Pre-Tax Net Income" will mean the net income of the Buyer before interest and income taxes determined in accordance with GAAP and as reported in the Buyer's financial statements after giving effect to the following (to the extent not already reflected in the calculation of such net income of Buyer before income taxes):

                     (i) subtraction of salary and incentive bonus
               compensation paid to Daniel Schwartz, but not the pre-tax bonus arrangements pursuant to the Schwartz Employment Agreement;

                     (ii) subtraction of a "Services Fee," which shall equal
               any direct third-party costs paid by Parent in connection with providing services to the Buyer; provided, however, that the Services Fee will not include overhead costs;

                     (iii) subtraction of a "Capital Charge," which shall be a
               charge equal to 10.5% on the Capital (i.e., equity, intercompany borrowings and interest bearing liabilities due third parties) provided to Buyer by Parent. "Capital" shall mean (x) the aggregate book value of Buyer's assets (excluding any assets not required to be reflected on the balance sheet) beginning on the Effective Date and at the beginning of each period thereafter that the charge is being computed, less (y) all non-interest bearing liabilities due third parties. The Capital Charge will be calculated on a monthly basis. To the extent that the Business' assets include land greater than $50 million, the excess over $50 million will not be subject to a Capital Charge. Other than the Capital Charge, no interest (whether direct or indirect, whether paid, actually incurred or allocated, and whether expensed, amortized to cost of sales, capitalized or otherwise), will be deducted or amortized in computing the Pre-Tax Net Income for any period. Exhibit J hereto sets forth a sample calculation. In the event of a conflict between the description of the calculation set forth in this Section 2.5A(2)(a) and Exhibit J, Exhibit J shall control;

                     (iv) an amount equal to the excess of the Purchase Price
               over the Adjusted Book Value set forth on the Final Closing Balance Sheet (i.e., the purchase price premium over the book value of the assets and liabilities acquired) ("Premium") shall
               (x) be excluded for purposes of computing the Capital Charge from the "aggregate book value of the Buyer's assets at the beginning of each period;" and (y) neither deducted nor amortized in computing the Pre-Tax Net Income for any period;

                     (v) exclusion of all transaction costs of Parent and
               Buyer with respect to or arising out of the consummation of the transactions contemplated by the Agreements (including, without limitation, all costs and expenses of arbitrators (as to the calculation of the Purchase Price), accountants, legal counsel and financial advisors of Parent or Buyer and, if required to be paid by Parent or Buyer pursuant to the Agreements, of any other parties hereto);

                     (vi) exclusion of all losses subject to indemnification
               by Selling Parties pursuant to the Indemnification Agreement that are paid by Selling Parties or are deducted from the Liability Reserves, and exclusion of all payments made by Selling Parties to Buyer pursuant to the Indemnification Agreement; and

                     (vii) exclusion of all other charges against net income
               or resulting from significant changes in accounting principles that are not (y) consistent with Parent's or the Business' practices, or (z) required by GAAP.

            (b) There will be three Earn-Out Payments, one for each of the three consecutive Earn-Out Periods following the Effective Date;

            (c) Buyer will pay to Zenith 90% of each estimated Earn-Out Payment for the previous (i.e., just ended) Earn-Out Period in cash on or before the 30th day following the end of the last relevant Earn-Out Period. Together with that payment, Buyer will deliver to Zenith a calculation notice, setting forth the calculation in reasonable detail, of the estimated Pre-Tax Net Income for such Earn-Out Period. Thereafter, within 90 days after completion of each Earn-Out Period, Parent will deliver to Zenith a calculation notice, setting forth the calculation in reasonable detail, of the actual Pre-Tax Net Income for such Earn-Out Period and the remaining amount, if any, of any Earn-Out Payment due, together with a check in the amount of the balance due;

            (d) During each Earn-Out Period, unless otherwise agreed to by Zenith, Parent and Buyer agree to:

                     (i) operate the Business consistent with the past
               practices of Business or Parent and with Buyer's proposed post-Closing operations, provided that Buyer will have no obligation to execute such proposed post-Closing operations;

                     (ii) maintain separate books and records for the
               Business;

                     (iii) use reasonable commercial efforts, subject to the
               fiduciary duty of the Parent's Board of Directors, to provide sufficient capital to the Business to enable it to make capital expenditures and otherwise operate in the ordinary course; and

                     (iv) maintain the Business as a separate entity and not
               combine, merge or consolidate it (except together or with Parent or another subsidiary of Parent; provided that with respect to any such combination, merger or consolidation, Parent will continue to maintain separate books and records for the Business) or liquidate it or, except in the ordinary course of business, sell or otherwise dispose of its assets (except to the Parent or another subsidiary of Parent; provided that with respect to any such sale, transfer or disposition, Parent will continue to maintain separate books and records for the Business);

            (e) If Zenith disputes the calculation of the Earn-Out Payment and Parent and Zenith are unable to resolve that dispute, the parties will arbitrate the dispute in the manner provided in Section C of Exhibit D, except as modified herein. There will be a single arbitrator (the "Earn-Out Accounting Arbitrator") appointed by agreement of Parent and Zenith within 30 days of receipt by Parent of a notice from Zenith that the Earn-Out Payment calculation is disputed, or if no timely agreement is reached, appointed by the American Arbitration Association ("AAA"). Such Earn-Out Accounting Arbitrator will be entitled to rely on an accounting firm of national repute (other than the firms then currently serving as auditors for Parent or Buyer or Zenith or Seller) as may be mutually agreed upon by Parent and Zenith. If Parent and Zenith are unable to agree on such accounting firm within 10 days of the appointment of the Earn-Out Accounting Arbitrator, on the request of Parent or Zenith such accounting firm will be appointed by the AAA. The arbitration award rendered by the Earn-Out Accounting Arbitrator will be final and binding on all parties, and judgment on the arbitration award may be enforced in any court having jurisdiction. If the Earn-Out Payment as determined by the Earn-Out Accounting Arbitrator is within 5% of the amount calculated by Parent, Selling Parties will pay all of the cost of the parties' accounting and other professionals and will bear the fees and expenses of the Earn-Out Accounting Arbitrator. Conversely, if the Earn-Out Payment as determined by the Earn-Out Accounting Arbitrator is greater than the amount calculated by Parent by more than 5%, or if it is conclusively determined by the Earn-Out Accounting Arbitrator that the disputed difference is the result of willful misconduct on the part of Parent, Parent will pay all of the cost of the parties' accounting and other professionals and will bear the fees and expenses of the Earn-Out Accounting Arbitrator; and

            (f) The Earn-Out Payments may be setoff or reduced to satisfy Determined Indemnification Claims of the Parent or Buyer. Buyer agrees to provide Zenith written notice of any such setoff when the aggregate amount of setoffs exceeds * in any Earn-Out Period, and updates thereafter of any additional setoff whenever the incremental aggregate amount of additional setoffs exceeds * in that Earn-Out Period, which notices shall specify each Determined Indemnification Claim and the amount thereof.

         B.  Adjustment.

               (1) Schedule 2.5B(1) sets forth a balance sheet of the Business as of August 31, 2002, which to the Knowledge of Selling Parties is prepared in accordance with Adjusted GAAP (the "August Balance Sheet"), and reflects the Adjusted Book Value as of such date. The parties hereby accept and agree to the August Balance Sheet, absent fraud, mistake or concealment and subject to their respective rights under the Indemnification Agreement.

               (2) For the purpose of making an initial determination of Adjusted Book Value, Seller will deliver to Parent, at least five days prior to the Closing, a balance sheet, prepared on a basis consistent with the August Balance Sheet and in accordance with Adjusted GAAP, reflecting the estimated closing balances for the Business as of the Effective Date and subject to tentative approval of Parent and Buyer (the "Preliminary Closing Balance Sheet"). At Closing, Buyer shall make any payment to Seller required by Section 2.5A(1) or Selling Parties shall make any payment to Parent required by Section 2.5A(1). The Preliminary Closing Balance Sheet is attached as Schedule 2.5B(2).

               (3) No later than one month after the Closing Date, Parent will deliver to Seller the Final Closing Balance Sheet reflecting its determination of actual closing balances for the Business, prepared on a basis consistent with the August Balance Sheet.

               (4) The Final Closing Balance Sheet will become final and binding on the parties, absent fraud, mistake or concealment and subject to their respective rights under the Indemnification Agreement, unless within 15 business days following delivery thereof to Seller, Seller notifies Parent in writing that Seller objects thereto. If Seller objects to the Final Closing Balance Sheet, and after good faith consultation with respect to the objection, the parties are unable to reach an agreement within 15 days, then the parties will resolve the dispute in the manner provided in Exhibit D; provided, however, that the arbitrator will be Deloitte & Touche or another accounting firm of national repute (other than the firms currently serving as auditor for Parent, Buyer, Zenith or Seller) as may be mutually agreed upon by Parent and Seller (the "Accounting Arbitrator"). The determination of the Accounting Arbitrator will be final and binding on all parties, and judgment on the arbitration award may be enforced in any court having jurisdiction. Parent and Seller will each pay the cost of their own accounting and other professionals and will bear equally the fees and expenses of the Accounting Arbitrator. Upon determination of the Final Closing Balance Sheet pursuant to this Section 2.5B, Buyer shall make any payment to Parent required by Section 2.5A(1) or Selling Parties shall make any payment to Parent required by Section 2.5A(1).

         C. Warranty and Reserve Administration.

               (1) Subject to the following, Buyer will administer all Excluded Construction Claims, provided that Buyer will delegate such right to Daniel Schwartz so long as he is an employee of Buyer. In administering Excluded Construction Claims, Buyer will use reasonable commercial efforts, generally consistent with the manner in which Parent and Buyer have administered their own claims in the past (except that Parent and Buyer shall continue Seller's warranty administration policies and methodology in effect at the Closing for a period of not less than 6 months following the Closing, and the overhead cost of administration shall be allocated ratably each month between Seller and Buyer based on the number of houses subject to warranty at the end of the immediately preceding month), provided, however, Buyer will have no exposure to Seller for the manner in which Buyer administers the Excluded Construction Claims except for willful misconduct or action in material breach of this paragraph, and, provided further, that Buyer shall give periodic written notice to Selling Parties of Excluded Construction Claims, which notice shall specify (to the extent known) in reasonable detail the amount of such claim and the relevant facts and circumstances relating thereto. Selling Parties will have the right to participate, with counsel of their choice and at their expense, in the administration of any Excluded Construction Claim. Notwithstanding the foregoing, neither Parent nor Buyer will settle any Excluded Construction Claim, or series of related Excluded Construction Claims, in excess of
         * without the prior written consent of Seller, except as provided in paragraph (2) below. With respect to any Excluded Construction Claim, or any series of related Excluded Construction Claims, of * or less and with respect to Excluded Construction Claims, or any series of related Excluded Construction Claims, for which Seller consents in writing to settlement, Seller will be deemed to have agreed to the amount of such claim as resolved by Buyer. If Seller's consent to settlement is required for an Excluded Construction Claim and Seller does not approve of a settlement proposal, within 15 days of Buyer giving written notice to Seller of such proposal, which notice shall set forth in reasonable detail the terms of such proposal and the amount thereof, Seller shall assume all responsibility for handling the claim; provided, however, that if Seller does not assume the handling of such claim within such period, then Buyer may retain the defense of such claim, with fees of Buyer's counsel and all settlements or judgments in respect thereof to be paid by Seller.

               (2) For any Excluded Construction Claim (or any series of related Excluded Construction Claims) that is a class action claim involving the project known as "Southern Terrace," in which Buyer has potential liability exposure for at least 20% of the total claim, Buyer may settle such a claim, even if it is in excess of *, without the prior written consent of Seller; provided, however, that Buyer and Seller shall agree to a prorated division of liability based on the respective percentages of homes subject to the claims sold by each party that is subject to the claim.

               (3) In the event that the costs attributable to any Excluded Construction Claims exceed Liability Reserves attributable to those claims, Selling Parties will indemnify Parent or Buyer for such shortfall in accordance with the Indemnification Agreement.

         2.6  Allocation of Purchase Price.

               A. Within 60 days after the Closing Date, Buyer will provide to Seller copies of IRS Form 8594 and any required exhibits thereto (the "Purchase Price Allocation Schedule") with Buyer's proposed allocation of the Purchase Price (together with any assumed liabilities). Within 30 days after the receipt of such Purchase Price Allocation Schedule, Seller will propose to Buyer any changes to such Purchase Price Allocation Schedule (and in the event no such changes are proposed in writing to Buyer within such time period, the Seller will be deemed to have agreed to, and accepted, the Purchase Price Allocation Schedule). Buyer and Seller will endeavor in good faith to resolve any differences with respect to the Purchase Price Allocation Schedule within 15 days after Buyer's receipt of written notice of objection from Seller.

               B. The parties agree that the book value of the Acquired Assets approximates their fair value and that the Purchase Price Allocation will allocate Premium to goodwill. The parties further agree that for purposes of the Declaration of Value and the Title Policies and Title Commitments to be delivered at the Closing, the parties shall allocate the portion of the Purchase Price allocable to the Real Property based on the book value of the Real Property as of the Closing Date.

               C. Buyer and Seller each hereby agree to file their respective Tax Returns, reports, and forms, including Internal Revenue Service Form 8594, in a manner consistent with the Purchase Price Allocation Schedule.

               D. Buyer and Seller shall not (i) take any position in any Tax Return, report, or form, including any amendments thereto, or (ii) reach any settlement or agreement in respect of any audit which, in either case, is inconsistent with the Purchase Price Allocation Schedule, unless such inconsistency is mandated by applicable law. If such inconsistency is mandated by applicable law, the party taking such position shall provide timely and reasonable notice to the other party of such inconsistency and its effect on the Purchase Price Allocation Schedule.

         2.7 Risk of Loss. All risk of loss with respect to the Acquired Assets on or before the Closing Date will remain the sole risk of Seller.

                                 ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

         Parent and Buyer hereby represent and warrant to Selling Parties, the following:

         3.1 Organization and Qualification. Each of Parent and Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it.

         3.2 Authority Relative to this Agreement. Each of Parent and Buyer has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by each of Parent and Buyer and the consummation by each of Parent and Buyer of the transactions to which it is a party that are contemplated hereby (including execution of the other Transaction Agreements to which it is a party) have been duly authorized by each of them, and no other actions or proceedings, corporate or otherwise, on the part of Parent or Buyer are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by each of Parent and Buyer and (assuming this Agreement constitutes a valid and binding obligation of the other parties hereto) constitutes a valid and binding obligation of each of Parent and Buyer enforceable against each of Parent and Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3.3 No Conflicts. Neither Parent nor Buyer is subject to nor obligated under (i) any provision of its articles of incorporation or bylaws;
(ii) any agreement, arrangement, or understanding; (iii) any license, franchise, or permit; or (iv) any law, regulation, order, judgment, or decree, which would be breached or violated by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby, except, in the case of clauses (ii), (iii) and (iv), for any such breaches, violations, rights of termination or acceleration or encumbrances which are not reasonably likely, individually or in the aggregate, to have a material adverse effect on its business, properties, condition (financial or otherwise) or results of operations or ability to conduct the business currently conducted by it.

         3.4 Sufficient Funds. Parent has available, and will furnish to Buyer prior to the Closing, sufficient funds in cash to pay the Purchase Price and the Seller Debt, to pay all fees and expenses related to the transactions contemplated hereby and to consummate the transactions contemplated hereby.

         3.5 No Consents. No authorization, consent, or approval of, or filing with, any Governmental Authority is necessary on the part of Parent or Buyer for the consummation by Parent or Buyer of the transactions to which it is a party that are contemplated by this Agreement, except for any such authorizations, consents, approvals or filings, the failure of which to obtain or make is not reasonably likely, individually or in the aggregate, to have a material adverse effect on its business, properties, condition (financial or otherwise) or results of operations or ability to conduct the business currently conducted by it.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                              OF SELLING PARTIES

         Zenith hereby represents and warrants as to itself and Seller, and Seller hereby represents and warrants as to itself, as follows:

         4.1 Organization and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the requisite corporate power and authority to own and operate its properties and to carry on the Business as it is now being conducted, except as is not reasonably likely to have a Material Adverse Effect. Zenith is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

         4.2 Authority Relative to this Agreement. Such Selling Party has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by such Selling Party and the consummation by such Selling Party of the transactions to which it is a party that are contemplated hereby (including execution of the other Transaction Agreements to which such Selling Party is a party) have been duly authorized by such Selling Party, and no other actions or proceedings, corporate or otherwise, on the part of such Selling Party are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by such Selling Party and (assuming this Agreement constitutes a valid and binding obligation of the other parties hereto) constitutes a valid and binding obligation of such Selling Party enforceable against such Selling Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         4.3 [intentionally omitted].

         4.4 No Conflicts. Except as set forth in Schedule 4.4 and subject to the authorizations, consents, approvals and filings referred to in Section 4.5 and on Schedule 4.5, such Selling Party is not subject to nor obligated under
(i) any provision of its articles of incorporation or bylaws; (ii) any agreement, arrangement, or understanding; (iii) any license, franchise, or permit; or (iv) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby, except, in the case of clauses (ii), (iii) and (iv), for any such breaches, violations, rights of termination or acceleration or encumbrances which are not reasonably likely, individually or in the aggregate, to have a material adverse effect on either the Business or the Acquired Assets (taken as a whole) (a "Material Adverse Effect").

         4.5 No Consents. Except as set forth in Schedule 4.5, no authorization, consent, or approval of, or filing with, any Governmental Authority or pursuant to any Acquired Contract is necessary on the part of such Selling Party for the consummation by such Selling Party of the transactions to which it is a party that are contemplated by this Agreement, except for any such authorizations, consents, approvals or filings the failure of which to obtain or make is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         4.6 Ownership Interests. Except as disclosed in Schedule 4.6, Seller does not own any stock, partnership interest, joint venture interest, or any other security issued by or equity interest in any other corporation, organization, association, or entity.

         4.7 Financial Statements.

               A. Schedule 4.7A sets forth: (a) the audited financial statements of Seller as of, and for the fiscal years ended, December 31, 2001, 2000, and 1999; and (b) the unaudited financial statements of Seller as of, and for the eight month period ended, August 31, 2002 (the "Balance Sheet Date" and, the financial statements described in the immediately preceding clauses (a) and (b), collectively, the "Financial Statements"). Except as set forth on
         Schedule 4.7A, the Financial Statements have been prepared in accordance generally accepted accounting principles, consistently applied in accordance with past practices of Seller in effect at the time of such preparation applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to the Financial Statements) and fairly present in all material respects the financial position of Seller as of the dates thereof and the results of Seller's operations and cash flows for the periods then ended, except for the absence of footnotes to the unaudited financial statements.

               There are no obligations or liabilities relating to or affecting the Business or the Acquired Assets (whether accrued, absolute, contingent, liquidated, unliquidated or otherwise, whether due or to become due and regardless of when asserted), except (i) liabilities reflected in the Financial Statements or disclosed in the notes thereto, (ii) liabilities which have arisen in the ordinary course of business after the Balance Sheet Date, (iii) liabilities specifically disclosed in Schedule 4.7B, (iv) Excluded Liabilities, and (v) liabilities which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         4.8 [intentionally omitted].

         4.9 No Material Adverse Changes. Except as set forth in Schedule 4.9, since the Balance Sheet Date, there has not been any change in the assets, financial condition, or operating results, customer, employee, or supplier relations, business condition, or financing arrangements of Seller, which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         4.10 Absence of Certain Developments. Except as set forth in Schedule
4.10 or except as contemplated in and consistent with the terms of this Agreement, the Asset Agreement or the Real Property Agreement, since the Balance Sheet Date, Seller has not, in respect of the Business:

               A. Changed its accounting methods or practices (including any change in depreciation or amortization policies or rates) or revalued any of its assets;

               B. Declared or paid any dividend or distributions (other than dividends or distributions of cash and cash equivalents (including to make quarterly tax payments)) from Seller to Zenith;

               C. Borrowed any amount under existing lines of credit, or otherwise incurred or become subject to any indebtedness, except in the ordinary course of business and in a manner and in amounts that are in keeping with past practices;

               D. Discharged or satisfied any material Lien (other than Liens arising as a matter of law for property taxes and assessments and business and personal property taxes, mechanic's liens and similar items discharged in the ordinary course of business consistent with past practices);

               E. Except as is reasonably necessary for the ordinary operation of the Business and in a manner and in amounts that are in keeping with past practices, mortgaged, pledged, or subjected to any Lien any of its assets with a fair market value in excess of $25,000, except Liens for current property taxes not yet delinquent;

               F. Sold, assigned, or transferred (including, without limitation, transfers to any employees, shareholders, or affiliates) any material assets or canceled any material debts or claims, except, in each case, in the ordinary course of business consistent with past practices;

               G. Sold, assigned, or transferred any patents, trademarks, trade names, copyrights, trade secrets, or other intangible assets or disclosed any proprietary or confidential information to any person other than Parent or Buyer;

               H. Suffered any extraordinary loss or waived any material right or claim, including any write-off or compromise of any contract or account receivable, except to the extent reserved in the Preliminary Closing Balance Sheet;

               I. Taken any other action or entered into any other material transaction other than in the ordinary course of business consistent with past practices, or entered into any transaction with an employee, shareholder, partner, member or officer of either of Selling Parties or their affiliates;

               J. Suffered any theft, damage, destruction, or loss of or to any property or properties owned or used by it, whether or not covered by insurance, except for any such theft, damage, destruction or loss that is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

               K. Increased the annualized level of compensation of or granted any extraordinary bonuses, benefits, or other forms of direct or indirect compensation to any employee, officer, director, or consultant that aggregate in excess of $25,000, or adopted, amended or modified any employee benefit plans;

               L. Except as is reasonably necessary for the ordinary operation of the Business and in a manner and in amounts that are in keeping with past practices, made any capital expenditures or commitments for property, plant and equipment that aggregate in excess of $25,000;

               M. Engaged or agreed to engage in any extraordinary transactions or distributions, or, except as is reasonably necessary for the ordinary operation of the Business and in keeping with past practices, entered into any contract, written or oral, that involves consideration or performance by it of a value exceeding $25,000 or a term exceeding one year;

               N. Made any loans or advances to, or guarantees for the benefit of, any persons; or

               O. Made charitable contributions or pledges which in the aggregate exceed $10,000.

         4.11 Permitted Liens; Good Title to and Condition of Acquired Assets. To the Knowledge of Selling Parties, Seller's title to the Acquired Assets is free and clear of all Liens other than those listed on Schedule 4.11 and Approved Title Exceptions (collectively, the "Permitted Liens"). To the Knowledge of Selling Parties, except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, all of the Acquired Assets are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. The Acquired Assets represent all of the assets of the Business and all of the assets necessary or required by Buyer to continue to operate the Business as conducted prior to the Closing Date. Seller owns, or leases under valid leases, all property, machinery, equipment, and other tangible and intangible assets necessary for the conduct of the Business. None of the assets attributable to, or necessary to the operation of, the Business, as conducted immediately prior to the Closing Date, are held or owned by an entity other than Seller. There are no parents, shareholders or affiliates of Seller that directly own any assets, licenses, permits or other authorizations relating to the Acquired Assets or the Business.

         4.12 Legal Descriptions of Real Property. Schedule 4.12 sets forth Reports that to the Knowledge of the Selling Parties contain an accurate legal description for each parcel of Owned Real Property.

         4.13 Real Property. Except as set forth on Schedule 4.13:

               A. To the Knowledge of Selling Parties, with respect to any agreements, arrangements, contracts, leases, licenses, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, and other documents granting to Seller title to or an interest in or right with respect to the Owned Real Property, no breach or default by Seller exists, and no event has occurred that, with the giving of notice, the lapse of time, or both, would constitute a breach or event of default by Seller or any other person.

               B. Selling Parties are not subject to any pending or, to the Knowledge of Selling Parties, threatened proceeding or other fact or condition that is reasonably likely to limit or result in the termination of necessary access to the Owned Real Property from public highways, streets, or roads.

               C. [intentionally omitted].

               D. Selling Parties have not received any written notice from any Governmental Authority of any pending or threatened condemnation, eminent domain, or similar proceeding with respect to the Owned Real Property, and none is pending or, to the Knowledge of Selling Parties, is threatened with respect to any material portion of the Owned Real Property.

               E. Any buildings or improvements on the Owned Real Property to the extent installed or constructed by Seller are in material compliance with all Applicable Laws and do not violate, in any material respect, (i) any set-back, (ii) zoning law, ordinance, regulation, or statute, or other governmental restriction in the nature thereof, or (iii) any restrictive covenant affecting any such Owned Real Property.

               F. To the Knowledge of Selling Parties, there are no parties in possession of any portion of the Owned Real Property as lessees, tenants at sufferance, or trespassers.

               G. Except as incurred in the ordinary course of business after the Balance Sheet Date, at Closing there will be no unpaid charges, debts, liabilities, claims, or obligations arising from the construction, occupancy, ownership, use, or operation of the Owned Real Property by Seller.

               H. No Owned Real Property is subject to any condition or obligation to any Governmental Authority or other person requiring the owner or any transferee thereof to donate land, money or other property or to make off-site public improvements, other than as disclosed in the Reports or contained in the Land Use Entitlements or conditions for approval for such projects.

               I. To the Knowledge of Selling Parties, except as set forth on
         Schedule 4.7 or Schedule 4.12, no developer-related fees, charges, community development district assessments, or other assessments for public improvements or otherwise made against the Owned Real Property or any lots included therein are due and unpaid, or will become due in the future, including without limitation those for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, streets (including perimeter streets), roads and curbs, other than as may be required in the ordinary course of completing such project from its current (incomplete) status or as otherwise disclosed in the Reports or set forth in the conditions of approval or contained in the Land Use Entitlements for such projects provided to Buyer.

               J. There is no moratorium applicable to the Owned Real Property on (1) the issuance of building permits for the construction of houses, or certificates of occupancy therefor, or (2) the purchase of sewer or water taps.

               K. Seller has delivered to Buyer copies of all soils reports in Seller's possession relating to the Owned Real Property, and to the Knowledge of Selling Parties, the soils reports delivered to Buyer are materially accurate.

               L. To the Knowledge of Selling Parties, except as set forth in the Reports, Surveys or plats, the Owned Real Property: (i) does not contain "wetlands," as defined, or subject to regulation by, the Army Corps of Engineers or the Environmental Protection Agency; (ii) does not have a level of radon above action levels of the U.S. Environmental Protection Agency; (iii) is not located within a "critical," "preservation," "conservation," "habitat conservation area," or similar type of area subject to regulation under any Environmental Laws; and (iv) is not "critical habitat" as defined in the Federal Endangered Species Act, 16 U.S.C.ss.ss.1531 et seq. as amended, or in the regulations promulgated thereunder, and does not contain any "endangered species" or "threatened species" as defined therein, or under any similar state or local Environmental Laws.

               M. To the Knowledge of Selling Parties, the Owned Real Property has not been used as a gravesite, landfill, or waste disposal area. To the Knowledge of Selling Parties, there are no archeological artifacts of any kind or any Indian ruins of any kind located on the Owned Real Property.

               N. [intentionally omitted].

               O. Except as disclosed in the Reports or any Title Policy, Seller has not granted to any person any contract or other right to the use of any portion of the Owned Real Property or to the furnishing or use of any facility or amenity on or relating to the Owned Real Property.

               P. Seller is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

               Q. Subject to the Liability Reserves, to the extent installed or constructed by Seller or its agents or affiliates, all of the Housing Units, improvements and buildings on the Owned Real Property were constructed in a good and workmanlike manner, substantially comply with Applicable Laws, are structurally sound, are in good and proper working condition and repair, normal wear and tear, normal maintenance and normal warranty and customer services matters excepted, and are useful for their intended purposes.

               R. To the Knowledge of Selling Parties: (i) any improvements and buildings included within the Owned Real Property are located within the boundary lines of the Owned Real Property and do not encroach upon the land of any adjacent owner; (ii) no improvements of any third Person encroach upon the Owned Real Property; and (iii) no Person has any unrecorded right, title or interest in the real property constituting the Owned Real Property, whether by right of adverse possession, prescriptive easement or otherwise.

               S. Selling Parties have not received any written notice to the effect that the Owned Real Property is being developed or used in violation of covenants, easements, or restrictions affecting the Owned Real Property, and except as is not likely, individually, or in the aggregate, to have Material Adverse Effect, all obligations of Seller on the Owned Real Property with regard to such covenants, easements, and restrictions have been and are being performed in a proper and timely manner.

               T. Except as disclosed in the Reports or any Title Policy, Seller does not have any liability for any Taxes or for any Liens caused by Seller, in each case against the Owned Real Property, other than Liens or real property taxes, special taxes, and assessments paid with taxes, in each case, not yet delinquent.

               U. To the Knowledge of Selling Parties, the Owned Real Property shown in the Federal Emergency Management Agency maps attached to
         Schedule 4.13U as being in Zone "A" is within a 100 year flood plain of the Federal Emergency Management Agency.

               V. All work performed on or about the Owned Real Property or to any improvements located thereon within six months prior to the date of this Agreement has been paid for or will be accrued in good faith in accordance with Seller's past practices on the Preliminary Closing Balance Sheet.

               W. To the Knowledge of Selling Parties, except as shown on the map attached to Schedule 4.13W, no portion of the Owned Real Property is situated within a "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification of such real property.

         4.14  Acquired Contracts.

               A. Schedule 4.14 lists as of the date hereof all Acquired Contracts that are Material Contracts. Prior to the date of this Agreement, Seller has provided to Buyer a true and correct copy of each Material Contract together with all amendments, waivers, or other changes thereto.

               B. Each of the Material Contracts is valid, binding, and in full force and effect on Seller in all material respects and, to the Knowledge of Selling Parties, is valid, binding, and in full force and effect in all material respects on each of the other parties thereto. Except as set forth on Schedule 4.14, no Material Contract has been amended or supplemented and Seller has not, and to the Knowledge of Selling Parties no other party thereto has, assigned any of its rights or delegated any of its duties thereunder.

               C. Except as set forth on Schedule 4.14, no breach or default by Seller exists under any Material Contract and, to the Knowledge of Selling Parties, no event has occurred with respect to Seller that with the lapse of time or action or inaction by Seller would result in a breach thereof or a default thereunder.

               D. Except as specifically disclosed in Schedule 4.14, (1) since the Balance Sheet Date, no supplier or materialman has indicated in writing that it will stop or decrease the rate of business done with Seller, except for changes in the ordinary course of business; (2) Seller has performed in all material respects the obligations which have been required to be performed by Seller under the Material Contracts and Seller has not been advised of or received any claim of default under any Material Contract; and (3) there has been no material breach by Seller of any Material Contract and, to the Knowledge of Selling Parties, there has been no breach of any Material Contract by any other party thereto.

               E. Upon the assignment of each Material Contract to Buyer pursuant hereto, and subject to any consent requirements contained therein, all rights of Seller with respect to each Material Contract will inure to Buyer and each Material Contract will be enforceable by Buyer in accordance with its terms.

               F. [intentionally omitted].

               G. Seller has paid all rental and other payments due under the Property Leases under which Seller is the lessee in accordance with its terms. With respect to each such Property Lease, Seller has been in peaceable possession of the buildings, equipment, machinery, real property, vehicles, or other tangible property covered thereby since the commencement of the original term of such Property Lease. No indulgence, postponement, or waiver of Seller's obligations under any such Property Lease has been granted by the lessor. Subject to the terms of the Property Leases, Seller possesses full right and power to occupy or possess, as the case may be, all of the buildings, equipment, machinery, real property, vehicles, and other tangible property covered by such Property Leases.

               H. To the Knowledge of Selling Parties, the representations and warranties set forth in Sections 4.14B through G also are true with respect to Acquired Contracts that are not Material Contracts.

         4.15 Warranties. Except as set forth on Schedule 4.15, Seller has not given or made any express warranties to third parties with respect to any property or products sold or services performed by Seller and, to the Knowledge of Selling Parties, there are no facts or the occurrence of any event forming the basis of any present claim against Seller for liabilities due to any express or implied warranty. Schedule 4.15 includes forms of Seller's residential sales contracts containing applicable guaranty, warranty, and indemnity provisions.

         4.16 Environmental Matters.

               A. Except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or as disclosed on
         Schedule 4.16, (a) Seller, its properties, and the Acquired Assets are in compliance with all federal, state, and local laws governing pollution or the protection of human health or the environment including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C.
         Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901, et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C.
         Section 1311, et seq.; the Clean Air Act, as amended, 42 U.S.C.
         Section 7401-7642; the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601, et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); and the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Sections 11001, et seq. (Title III of SARA) ("EPCRA") (collectively, "Environmental Laws"), (b) Seller has not received any written notice not subsequently resolved with respect to the business of, or any property owned or leased by, Seller from any Governmental Authority or third party alleging that Seller is not in compliance with any Environmental Laws, and (c) Seller has not caused a release of a Hazardous Substance, as that term is defined in CERCLA, in excess of a reportable quantity on any real property owned or leased by Seller.

               B. Seller has not filed any application pursuant to Nevada Revised Statutes ("NRS")ss. 459.634 to participate in a voluntary cleanup and relief program ("program," as defined in NRSss. 459.624).

               C. Except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, to the Knowledge of Selling Parties, Seller has never applied for and been denied environmental impairment liability insurance coverage relating to the Owned Real Property or property subject to Property Leases.

               D. The representations and warranties contained in this Section
         4.16 constitute the sole and exclusive representations and warranties made by Seller concerning environmental matters.

         4.17 Tax Matters.

               A. Except as set forth in Schedule 4.17, and except for non-delinquent real property taxes and assessments, all material Taxes due and payable by Seller with respect to periods ending on or as of the Effective Date (whether or not a Tax Return is due on such date) have been paid or are accrued on the applicable Financial Statements or will be accrued on the books and records of Seller as of the Effective Date and all material Tax Returns relating thereto have been filed.

               B. Except as set forth on Schedule 4.17, with respect to each taxable period for Seller ending prior to the Closing Date, (1) (x) such taxable period has been audited by the relevant taxing authority or (y) the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by any relevant taxing authority; (2) there is no outstanding deficiency or proposed adjustment for any material Taxes asserted or assessed in writing by any taxing authority against Seller; (3) Seller has not consented to extend the time in which any material Taxes may be assessed or collected by any taxing authority;
         (4) there is no action, suit, taxing authority proceeding, or audit now in progress or pending with respect to Seller regarding any material Taxes; and (5) there are no Liens on the assets of Seller relating or attributable to Taxes (other than Liens for sales and payroll Taxes not yet due and payable and liens for non-delinquent real property taxes and assessments), and, to the Knowledge of Selling Parties there is no reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any such Lien on the assets of Seller.

               C. None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under section 280G of the Code.

         4.18 Restrictions on Business Activities. With respect to the Acquired Assets, there are no agreements (non-compete or otherwise), arrangements, commitments, judgments, injunctions, orders, or decrees to which Seller is party or which are otherwise binding on the Business or the Acquired Assets that has prohibited or impaired, or is reasonably likely to prohibit or impair, the operation of the Business as it is now being conducted.

         4.19 Intellectual Property. Schedule 4.19 sets forth a description of the material Intellectual Property which Seller has rights to use in the conduct of the Business. To the Knowledge of Selling Parties, the conduct of the Business as it is now being conducted and the conduct and the use and exploitation of the Intellectual Property do not infringe or misappropriate any rights held or asserted by any person, and, to the Knowledge of Selling Parties, no person is infringing on the Intellectual Property. Except as set forth in the Acquired Contracts, no payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has been declared invalid or unenforceable by any Governmental Authority, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, invalidity, unenforceability, or misappropriation or like claim, action, or proceeding. Except as set forth in Schedule 4.19 all house plans used by the Business are owned outright by Seller or are licensed to Seller without further payment of any fee and may be assigned to Buyer without further costs due thereafter.

         4.20 Litigation. Except as set forth on Schedule 4.20, there are no suits, claims, actions, arbitrations, investigations, or proceedings entered against, now pending, or, to the Knowledge of Selling Parties, threatened against Seller, the Business, or the Acquired Assets before any Governmental Authority which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 4.20 and except as is not reasonably likely to have a Material Adverse Effect, Seller is not subject to any continuing court or administrative order, writ, injunction, or decree applicable to the Business, the Acquired Assets or to its property or employees, and Seller is not in default under any order, writ, injunction, or decree of any Governmental Authority applicable to the Business.

         4.21 Employees. Attached as Schedule 4.21 is a list of names, current annual rates of salary, bonus, employee benefits, accrued vacation and sick time, sick pay, and other compensation and benefits and perquisites, including the provision of company owned automobiles, of all the employees and agents of Seller whose work relates, directly or indirectly, to the Business. To the Knowledge of Selling Parties, no key employee of Seller, and no group of Seller's employees, has any plans to terminate his, her, or their employment. Seller is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands, or proposals that are pending or that have been conducted or made with or by any labor union or association, and there are no pending or, to the Knowledge of Selling Parties, threatened labor disputes, strikes, or work stoppages that may effect Seller, the Acquired Assets, or the Business. Seller is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. Except as accrued on the Preliminary Closing Balance Sheet or as set forth in Schedule 4.21, Seller may terminate any employee, with or without cause, without liability or obligation, other than for salary, bonuses, vacation, sick time and similar obligations accrued through the date of any such termination and for the obligations of Selling Parties under employee benefit plans of Selling Parties referred to in Section 4.22 below.

         4.22 Employee Benefit Plans.

               A. With respect to all employees and former employees of Seller, except as set forth in Schedule 4.22, Seller does not presently maintain, contribute to, or have any liability (including current or potential multi-employer plan withdrawal liability under Title IV of ERISA) under any: (1) retirement plan or arrangement that is an "employee pension benefit plan" as such term is defined in
         Section 3(2) of ERISA; (2) "multi-employer plan" as such term is defined in Section 3(37) of ERISA; (3) medical, health, or life insurance plan or arrangement maintained for the benefit of employees or retirees that is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, except as required by Section 4980B of the Code or Sections 601 through 609 of ERISA; or (4) any other material employee welfare benefit plan. With respect to each of the employee benefit plans listed in Schedule 4.22, Seller has furnished to Buyer, as applicable, true and complete copies of the plan documents.

               B. With respect to each plan listed in Schedule 4.22, except as set forth on Schedule 4.22, Seller has performed all material obligations required to be performed by it under each such plan and each such plan has been established and maintained in accordance with its terms and in material compliance with all applicable laws, statutes, rules, and regulations, including but not limited to the Code and ERISA.

         4.23 Insurance. Schedule 4.23 lists and briefly describes each material insurance policy (collectively, the "Policies") and fidelity bond, including performance improvement bonds, maintenance bonds, labor and material bonds and other bonds related to the Owned Real Property (collectively, the "Bonds"), maintained by Seller with respect to its properties or the Business, and sets forth the date of expiration of each such Policy. All of such Policies and Bonds are in full force and effect and Seller is not in default with respect to its obligations under any of such Policies or Bonds. Except as set forth on Schedule 4.23, there is no claim of Seller pending under any of such Policies or Bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such Policies or Bonds and, to the Knowledge of Selling Parties, there has been no threatened termination of, or material premium increase with respect to, any of such Policies. To the Knowledge of Selling Parties, the insurance coverage of Seller is customary for entities of similar size engaged in similar lines of business.

         4.24 Affiliate Transactions. Except as set forth on Schedule 4.24 and except for the transactions contemplated by this Agreement, neither Seller nor any employee, officer, director, shareholder or affiliate of Seller, or any member of their immediate family, or any entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any of such persons) has any agreement with Seller or (other than Zenith) any interest in any property (real, personal, or mixed, tangible or intangible) used in or pertaining to the Business. For purposes of the preceding sentence, the members of the immediate family of a person will consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such person.

         4.25 Compliance with Laws. Seller is not conducting the Business in violation of any Applicable Laws which affect the Business or the Acquired Assets, except for any such violations that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Seller has received no notice of any claims against Seller alleging a violation of any Applicable Laws, except as set forth in Schedule 4.25 or except for such claims that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Without limiting the generality of the foregoing, Seller is not in violation of, and has not received a notice or charge asserting any violation of, OSHA, or any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety, except for such violations that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Seller has not given or agreed to give any money, gift, or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, or any other person in a position to assist or hinder Seller in connection with any actual or proposed transaction.

         4.26 Permits.

               A. Seller possesses all approvals, authorizations, certificates, consents, franchises, licenses, and permits of Governmental Authorities necessary for the lawful conduct of the Business, as it is now being conducted, except for such approvals, authorizations, certificates, consents, franchises, licenses, and permits the absence of which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (collectively, the "Permits"). Such Permits are in full force and effect in all material respects, Seller is in compliance with the terms thereof, except for such failures to comply which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and to the Knowledge of Selling Parties, no basis exists for any limitation, revocation or withdrawal of any Permit.

               B. Seller also possesses (or there have been granted by the applicable Governmental Authorities with respect to the Owned Real Property) the subdivision, development, construction and sale permits, and other authorizations, approvals, and entitlements set forth in Schedule 4.26 (collectively "Land Use Entitlements"). To the Knowledge of Selling Parties, except as set forth on Schedule 4.26B, with respect to the Owned Real Property, (i) no approvals are required as of the Closing from any Governmental Authority to complete the development and construction of homes and the sale thereof in the respective Owned Real Property, and (ii) there are in full force and effect validly issued building permits for each home under construction or completed on the Owned Real Property. No decision-making body has denied or withheld any Land Use Entitlements except for such denials as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         4.27 Disclosure. Neither this Agreement nor any of the Schedules or Exhibits hereto contains any untrue statement of a material fact or, to the Knowledge of Selling Parties, omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Parent or Buyer which is reasonably likely to have a Material Adverse Effect.

                                  ARTICLE V
                     CONDUCT OF SELLER PENDING THE CLOSING

         Seller hereby covenants and agrees that from the date hereof to the Closing Date:

         5.1 Conduct of Business Pending the Closing. Except as set forth on
Schedule 5.1 or as contemplated by this Agreement, (a) Seller will carry on the Business in the ordinary course, in accordance with all Applicable Laws and in substantially the same manner as previously conducted, and (b) without the prior written consent of Parent (which consent shall not be unreasonably withheld), Seller will not, directly or indirectly, and Zenith will not permit Seller to, directly or indirectly:

               A. Cancel or terminate or permit to be canceled or terminated Seller's current insurance (or reinsurance) policies or permit any of the coverage thereunder to lapse, unless simultaneous with such termination, cancellation, or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, or lapsed policies for substantially similar premiums are in full force and effect;

               B. Sell, lease, encumber, or otherwise dispose of any of the Acquired Assets other than, in the case of lots and homes held for sale in the ordinary course, the sale of such lots or homes in the ordinary course of business as previously conducted;

               C. Acquire or enter into any option or other agreement to acquire any real property or other material assets;

               D. Intentionally default under any Material Contract;

               E. Intentionally violate or fail to comply in any material respect with any Applicable Laws;

               F. Fail to maintain and repair the Acquired Assets in accordance with the ordinary course of business;

               G. Except as contemplated by this Agreement or in the ordinary course of business, enter into any employment, severance, or similar agreements or arrangements with, or adopt, modify or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance or other benefit plan, trust, fund, or group arrangement resulting in a material increase in benefits to employees, officers, directors or consultants of Seller;

               H. Except in the ordinary course of business, consistent with past practices, modify or terminate any of the Acquired Contracts or enter into any new contracts;

               I. Acquire (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise) any corporation, partnership, joint venture, or other business organization or division or material assets thereof;

               J. Issue or create any additional shares of Seller;

               K. Except as contemplated by this Agreement, enter into any obligations, subscriptions, options, or other commitments under which any additional shares of Seller might be directly or indirectly authorized, issued, or transferred, or incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice;

               L. Except in the ordinary course of business, consistent with past practices, pay any material obligation or liability, fixed or contingent, other than current liabilities;

               M. Waive or compromise any right or claim (other than as required to resolve any pending or threatened litigation disclosed in the Schedules attached hereto) or warranty claims;

               N. Pay any dividends or make any distributions (other than dividends or distributions of cash and cash equivalents (including to make quarterly tax payments)) from Seller to Zenith;

               O. Start more spec homes than is consistent with past practices;

               P. Commit any act described in Section 4.10; or

               Q. Agree to do any of the actions described in the preceding clauses A through P.

         5.2 Business Relationships. Selling Parties will exercise their commercially reasonable efforts to:

               A. Preserve intact the Acquired Assets;

               B. Maintain all facilities and equipment in good condition, ordinary wear and tear excepted;

               C. Keep available the services of Seller's officers and employees as a group; and

               D. Maintain satisfactory relationships with material suppliers, distributors, customers, and others having material business relationships with Seller.

         5.3  Notification of Certain Matters.  Selling Parties will:

               A. Confer on a regular basis with representatives of Parent and Buyer and report operational matters and the general status of ongoing operations;

               B. Notify Parent of any material adverse change in the normal course of its business or in the operation of its properties and of any Governmental Authority or third party complaints, investigations, or hearings (or communications indicating that the same may be contemplated);

               C. Not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at, or at any time prior to, the Closing; and

               D. Promptly notify Parent if Selling Parties discover that any representation or warranty made by such party in this Agreement was when made, or has subsequently become, untrue.

         5.4 Required Approvals. As promptly as practicable after the date of this Agreement, Parent, Buyer, and Seller will cooperate in making all filings required by Applicable Laws in order to consummate the transactions contemplated by this Agreement. The parties also will cooperate with each other in obtaining all consents required by Section 7.2B.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

         6.1 Employment. Seller shall pay at the Closing all compensation, benefits, perquisites and other payments earned by Seller's employees for periods prior to the Closing Date (other than payments accrued on the Preliminary Closing Balance Sheet) and remaining unpaid as of the Closing Date, in accordance with the terms of the agreements, plans or policies governing such payments, as applicable. To the extent Seller makes any such payments after the Closing, Buyer shall promptly reimburse Seller for such payments.

               A. Immediately after the Closing, Buyer will offer to employ all employees of Seller on an "at will" basis and Seller will cooperate with Buyer to that end; provided, however, that Buyer hereby agrees to engage Daniel Schwartz as an employee of Buyer and as President of Buyer pursuant to the terms of that certain employment agreement, to be entered into, by and between Parent, Buyer and Daniel Schwartz, in the form attached hereto as Exhibit I (the "Schwartz Employment Agreement"). Notwithstanding anything in this Agreement, all employees of Seller shall remain employees of Seller through the Closing for all purposes (including COBRA).

               B. Buyer shall use reasonable commercial efforts, without incurring any material incremental monetary obligation, to credit all employees hired pursuant to this Section 6.1 with service with Seller for purposes of seniority, eligibility and vesting under all employee benefit plans, programs or arrangements of Buyer under which such employees may be eligible to participate.

               C. Buyer shall use reasonable commercial efforts, without incurring any material incremental monetary obligation, to waive all limitations as to preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of Buyer under any welfare benefit plans that such employees are eligible to participate in after the Closing, other than to the extent that exclusions or waiting periods already in effect with respect to such employees have not been satisfied as of the Closing under any welfare benefit plan maintained for such employees immediately prior to the Closing.

         6.2 No Negotiations. Selling Parties will not, directly or indirectly, through any officer, director, agent, member, shareholder, affiliate or otherwise, solicit, initiate, or encourage submission of any proposal or offer from any person or entity (including any of its officers, directors, partners, employees, or agents) relating to any liquidation, dissolution, recapitalization, merger, consolidation, or acquisition or purchase of all or part of the Acquired Assets, or any equity interest in Seller, or other similar transaction or business combination involving Seller or the Acquired Assets or the Business, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, participate in, facilitate, or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Selling Parties will promptly notify Parent if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and will promptly provide Parent with such information regarding such proposal, offer, inquiry, or contact as Parent may request.

         6.3 Public Announcements. Up to and including Closing, Parent and Selling Parties will agree on the form and content of the initial press release regarding the transactions contemplated hereby and the parties hereto will not issue any press release or public announcement, including announcements by any party for general reception by or dissemination to employees, agents, or customers, with respect to this Agreement and the other transactions contemplated by this Agreement without the prior written consent of the other parties hereto (which consent will not be withheld unreasonably); provided, however, that each of Parent and Zenith may make any disclosure or announcement that, in the opinion of its counsel, it is obligated to make pursuant to Applicable Laws (including federal securities laws) or pursuant to applicable regulation of the New York Stock Exchange or any national securities exchange, as applicable. In the event that Parent or Zenith is requested pursuant to, or required by, applicable regulation of the New York Stock Exchange or any national securities exchange or Applicable Laws (including federal securities laws) to make any disclosure or announcement concerning Parent, Buyer, Selling Parties or the transactions contemplated hereby, each of Parent and Zenith, respectively, agrees that it shall provide the other parties hereto with prompt notice of such request and shall use its reasonable best efforts to disclose or announce only the information which it is advised by counsel is legally required.

         6.4 Confidentiality. Except as otherwise required by Applicable Laws or the rules of any exchange on which any securities of a party are or will be listed, all non-public, proprietary and confidential information (oral, written or otherwise) concerning a party provided to the other party in connection with this Agreement and the transactions contemplated hereby, including all documents and copies of documents or papers containing proprietary information, all notes, analyses, compilations, studies, interpretations and other documents and materials prepared by any of the parties hereto containing or based upon, in whole or in part, any such furnished information or reflecting any party's review or evaluation of the transactions contemplated hereby ("Evaluation Information") will be kept in confidence by the receiving party and will not be disclosed to any other person other than its representatives who are actively and directly assisting in the consummation of the transactions contemplated hereby or who otherwise need to know such information for the purpose of consummating the transactions contemplated hereby. The party receiving such Evaluation Information will take reasonable steps necessary to ensure the confidentiality and nondisclosure of the Evaluation Information by itself, its employees, agents, consultants, advisors, members, shareholders and affiliates. Evaluation Information does not include information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the receiving party or its affiliates or representatives; (ii) was within or comes into the receiving party's possession prior to its being furnished to the receiving party by the disclosing party, provided that the source of such information was not, to the best of the receiving party's knowledge after reasonable inquiry, bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to the party providing the information; (iii) is disclosed by the receiving party to others with the consent of the disclosing party; or (iv) is independently developed by the receiving party based on non-Evaluation Information. All Evaluation Information will be returned to the applicable disclosing party or destroyed by the receiving party if the Closing does not occur. Nothing in this Section
6.4 will preclude either party from competing with the other party. In the event that a receiving party is requested pursuant to, or required by, Applicable Laws, regulation or rules of any securities exchange or by legal process to disclose any Evaluation Information or any other information concerning any of the other parties hereto or the transactions contemplated hereby, the receiving party agrees that it shall provide the disclosing party with prompt notice of such request or requirement in order to enable the disclosing party to seek an appropriate protective order or other remedy, to consult with the receiving party with respect to the disclosing party taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 6.4. In the event that no such protective order or other remedy is obtained, or that the disclosing party waives compliance with the terms of this Section 6.4, the receiving party shall use its reasonable best efforts to disclose only that portion of any Evaluation Information which the receiving party is advised by counsel is legally required and shall exercise all reasonable efforts to ensure that all Evaluation Information so disclosed shall be accorded confidential treatment in accordance with this Section 6.4.

         6.5 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Transaction Agreements, including using its commercially reasonable efforts in obtaining all necessary waivers, consents, and approvals and effecting all necessary registrations and filings and submissions of information requested by Governmental Authorities. Selling Parties, Parent and Buyer agree that they, at any time before or after the Closing, at the requesting parties' expense, will execute, acknowledge, and deliver any further consents, deeds, assignments, assumptions, conveyances, other assurances, documents, and instruments of transfer or receipt either necessary to consummate the sale, transfer, assignment, assumption, grant, or conveyance of the Acquired Assets and assumption of the Assumed Liabilities as contemplated in the Transaction Agreements and at the requesting parties' expense, will take any other action consistent with the terms of the Transaction Agreements that may reasonably be requested for the purpose of assigning, assuming, transferring, granting, conveying, and confirming to Buyer or Seller, or reducing to possession, any or all property to be conveyed and transferred by and all liabilities to be assumed pursuant to the Transaction Agreements, provided, however, that if Selling Parties were required pursuant to Section 8.1 to make a proper delivery at the Closing and failed to do so, Selling Parties agree that they will, after the Closing, and at their expense, deliver such document to Parent and Buyer, provided, further, that (i) Selling Parties shall use their commercially reasonable efforts to obtain (but Selling Parties shall not be obligated to obtain), at their expense after the Closing, the consents set forth on Schedule 4.5 that are not marked with an "X", and (ii) Parent and Buyer shall use their commercially reasonable efforts to replace, at their expense as soon as practicable after the Closing, all Bonds that may not be assigned or transferred to Buyer by Seller at the Closing. After the Closing, the parties will cooperate in good faith and use commercially reasonable efforts to resolve any issues which may arise in the transition of the Business.

         6.6 Right to Enter and Inspect. From time to time prior to the Closing, upon reasonable notice, subject to applicable law, Parent and Buyer will have reasonable access, during normal business hours, to enter the Owned Real Property with Parent's or Buyer's representatives and agents to examine the Owned Real Property and the Acquired Assets, conduct environmental studies (not including soil or groundwater or other testing unless agreed to in writing by Seller), engineering feasibility studies, and other tests and studies reasonable and customary for a transaction of the type contemplated hereby, and otherwise to evaluate, inspect and examine the Acquired Assets and the Business and affairs of Seller. Parent and Buyer, jointly and severally, shall indemnify and defend Selling Parties, their officers, directors, employees, representatives and agents, from all losses, costs, damages, harm, claims and liabilities, and mechanics' and materialmens' liens which may be asserted against Selling Parties, or any of the foregoing indemnified parties, as a result of any negligent or willful misconduct in connection with the access, examination, evaluation, inspection, investigation and tests and studies made by Parent, Buyer or their representatives or agents.

         6.7 Tax on Prior Sales. To the extent such certificates are prepared by the applicable state taxing authority, if applicable, Selling Parties agree to furnish to Buyer when available certificates from the state taxing authorities and any related certificates that Buyer may reasonably request as evidence that all sales and use tax liabilities of Seller accruing before the Closing Date have been fully satisfied or provided for.

         6.8 Transfer of Permits. Selling Parties will use their commercially reasonable efforts to assist Buyer to effect the assignment or other transfer of Permits and Bonds, to the extent such Permits and Bonds are transferable, from Seller to Buyer as of or as soon as practicable after the Closing Date.

         6.9 Landbanking. Seller will cooperate with Parent and Buyer with respect to arrangements to, and immediately prior to Closing will enter into arrangements to, sell at or immediately prior to Closing to such landbankers or property investors, approved by Parent, any real property or model homes designated by Parent on terms and conditions acceptable to Parent and reasonably approved by Seller. Buyer and Parent agree to pay for any costs incurred by Seller in connection with such activities.

         6.10 Independent Auditors. Seller agrees to use commercially reasonable efforts to cause its independent auditors to (i) assist Buyer in preparing financial statements in compliance with GAAP and Regulation S-X promulgated by the Securities and Exchange Commission ("SEC"), (ii) include consents to their reports in Parent's filings with the SEC, and (iii) provide any necessary comfort letters in respect of financings by Parent. Notwithstanding the foregoing, nothing shall require Selling Parties or their independent auditors to violate the Sarbanes-Oxley Act of 2002.

         6.11 Charter Amendment. Selling Parties agree to amend their respective charters within 30 days after the Closing, deleting all references to "Perma-Bilt," and any variations thereof.

                                 ARTICLE VII
                                  CONDITIONS

         7.1 Conditions to Obligation of Selling Parties. The obligations of Selling Parties to close this transaction are subject to their reasonable satisfaction (or waiver by them in writing) of the following conditions on and as of the Closing:

         A. Absence of Certain Actions and Events.

               (1) There will not be threatened, instituted, or pending any action or proceeding, before any Governmental Authority: (a) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby, or seeking to obtain damages in connection therewith; (b) seeking to impose or confirm limitations on the ability of Parent or Buyer effectively to exercise directly or indirectly full rights of ownership of any of the Acquired Assets; or
         (c) invalidating or rendering unenforceable any material provision of this Agreement (including, without limitation, the Exhibits or Schedules hereto); and

               (2) There will not be any action taken, or any statute, rule, regulation, judgment, order, or injunction proposed, enacted, entered, enforced, promulgated, issued, or deemed applicable to the transactions contemplated hereby by any Governmental Authority, which may, directly or indirectly, prohibit consummation of the transactions contemplated hereby.

         B. Truthfulness of Representations and Warranties. The representations and warranties of Parent and Buyer set forth in Article III of this Agreement will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (it being understood that with respect to determining satisfaction of this condition, representations and warranties containing "material adverse effect" qualifications and other qualifications based on the word "material" or similar phrases shall be true and correct in all respects, taking into account such "material adverse effect" qualifications and other qualifications based on the word "material" or similar phrases, as of the Closing Date as if made at and as of the Closing Date).

         C. Compliance. Parent and Buyer will in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

         D. Consents and Approvals. Seller will have obtained all consents and approvals set forth in Schedule 4.5 hereto, except such consents and approvals as to which the failure to obtain, individually or in the aggregate, would not reasonably be expected to impair or delay the consummation of Closing or have a Material Adverse Effect.

         7.2 Conditions to Obligations of Parent and Buyer. Parent's and Buyer's obligations to close this transaction are subject to their reasonable satisfaction (or waiver by Parent in writing) of the following conditions on and as of the Closing:

         A. Schedules. Seller will have delivered updated Schedules to Parent immediately prior to Closing.

         B. Consents and Approvals. Seller will have obtained all consents and approvals marked with an "X" on Schedule 4.5 hereto.

         C. Absence of Material Adverse Developments. After the date hereof, neither Parent nor Buyer will have discovered any fact or circumstance not disclosed herein regarding the Business, the Acquired Assets, or the properties, condition (financial or otherwise), results of operations, or prospects of Seller which is or could be, individually or in the aggregate with other such facts and circumstances, materially adverse to the Business or the Acquired Assets.

         D. No Damage or Destruction. After the date hereof, there will have been no damage, destruction, or loss of or to any of the Acquired Assets, whether or not covered by insurance, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. This
    Section 7.2D is intended as an express provision with respect to destruction and eminent domain which supersedes the provisions of the Nevada Uniform Vendor and Purchaser Risk Act.

         E. Environmental Assessments. Parent will be satisfied with the results of all environmental assessments.

         F. Title Insurance. The Title Company will be prepared to issue each Title Policy (and endorsement thereto as Parent may reasonably require) as required by Section 4.2 of the Real Property Agreement, subject to no exceptions other than Approved Title Exceptions.

         G. Preliminary Closing Balance Sheet. Parent will have received, at least five days prior to the Closing, the Preliminary Closing Balance Sheet, which will comply with Section 2.5B(2).

         H. Absence of Certain Actions and Events.

               (1) There will not be threatened, instituted, or pending any action or proceeding, before any Governmental Authority: (a) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby, or seeking to obtain damages in connection therewith; (b) seeking to prohibit direct or indirect ownership or operation by Buyer of all or a material portion of the Business or the Acquired Assets or the Assumed Liabilities, or to compel Parent or Buyer or any of their subsidiaries to divest of or to hold separately all or a material portion of the business or the Acquired Assets as a result of the transactions contemplated hereby;
         (c) seeking to impose or confirm limitations on the ability of Parent or Buyer effectively to exercise directly or indirectly full rights of ownership of any of the Acquired Assets; or (d) invalidating or rendering unenforceable any material provision of this Agreement (including, without limitation, the Exhibits or Schedules hereto);

               (2) There will not be any action taken, or any statute, rule, regulation, judgment, order, or injunction proposed, enacted, entered, enforced, promulgated, issued, or deemed applicable to the transactions contemplated hereby by any Governmental Authority, which may, directly or indirectly, prohibit consummation of the transactions contemplated hereby; and

               (3) There will not have occurred any of the following events having a material adverse effect on Parent or Buyer: (a) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions; or (b) a commencement of war, armed hostilities, terrorist attack, or other international or national calamity directly or indirectly involving the United States.

         I. Truthfulness of Representations and Warranties. The representations and warranties of Selling Parties in this Agreement will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (it being understood that with respect to determining satisfaction of this condition, representations and warranties containing "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases shall be true and correct in all respects, taking into account such Material Adverse Effect qualifications and other qualifications based on the word "material" or similar phrases, as of the Closing Date as if made at and as of the Closing Date).

         J. Compliance. Selling Parties will in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with them hereunder at or prior to the Closing.

         K. Non-Compete Agreement. Parent will have received a Non-Disclosure and a Non-Compete Agreement executed by Zenith in the form of Exhibit E attached hereto (the "Non-Disclosure and Non-Compete Agreement").

         L. Releases. Parent or Title Company will have received, or be irrevocably entitled to receive, releases of all Seller Debt paid off by Buyer at Closing in form and substance reasonably acceptable to Parent or Title Company and recordable reconveyance instruments for any deeds of trust, UCC Amendments terminating any UCC Financing Statements and other instruments of release that Parent or Title
    Company may reasonably require to reconvey, terminate and otherwise release any and all security interests, liens and other encumbrances that secure any of such paid-off loans.

                                 ARTICLE VIII
                                    CLOSING

         8.1 Selling Parties' Obligations. In addition to any other documents required to be delivered by Selling Parties at Closing pursuant to this Agreement, Selling Parties will deliver to Escrow Agent or Parent, as appropriate, at Closing the following:

               A. Deed. A Grant, Bargain, Sale Deed ("Deed") for each parcel comprising the Owned Real Property owned by Seller in fee, in form substantially similar to Exhibit F hereto, and an Assignment and Assumption Agreement ("Assignment and Assumption Agreement") for each parcel comprising the Contracted Real Property in which Seller has an interest, in form substantially similar to Exhibit G hereto.

               B. Declaration of Value. A Declaration of Value for the Owned Real Property as required by law, consistent with the allocation of the Purchase Price to the Owned Real Property in accordance with
         Section 2.6.

               C. FIRPTA Affidavit. An Affidavit, signed and acknowledged by Seller under penalties of perjury, certifying that Seller is not a foreign corporation within the meaning of Sections 1445 and 7701 of the Code.

               D. Bill of Sale. An executed Bill of Sale and Assignment Agreement ("Bill of Sale and Assignment Agreement") dated as of the Closing Date, signed by Seller in the form attached hereto as Exhibit H.

               E. Acquired Contracts. Executed assignments and assumptions of all Acquired Contracts with consents required pursuant to Section 7.2B.

               F. Lease Assignments. Lease assignments with respect to each parcel of real estate or any item of personal property which is leased by Seller and which is to be assumed by Buyer hereunder, properly executed (and, if appropriate, acknowledged) by Seller, and accompanied with any consents and estoppels of lessors obtained prior to the Closing with respect thereto.

               G. Permits. Executed assignments of all assignable Permits issued to Seller by any Governmental Authority or vendor, to the extent assignable.

               H. Books and Records. All books, records, and other data relating to the Business and/or Acquired Assets (other than minutes books and stock transfer books of Seller except as set forth in Sections 2.3 and 2.4B of this Agreement).

               I. Resolutions. Copies of the texts of the resolutions by which the corporate action on the part of Seller and its shareholders necessary to approve this Agreement and the transactions contemplated hereby were taken and certificates executed on behalf of Seller by its corporate secretary certifying to Parent and Buyer that such copies are true, correct and complete copies of such corporate action or resolutions and that such corporate action and resolutions were duly adopted and have not been amended or rescinded.

               J. Consents. The consents contemplated by Section 7.2B.

               K. Legal Opinion. Parent and Buyer will have received opinions from Lionel Sawyer & Collins with respect to Seller and, for certain matters, Zenith, and Skadden, Arps, Slate, Meagher & Flom LLP with respect to Zenith, addressed to Parent and Buyer, in a form reasonably acceptable to Parent and its counsel.

               L. Title Policies. The Title Policies contemplated by Section
         4.2 of the Real Property Agreement, or an irrevocable commitment on the part of the Title Company to deliver the same post-Closing.

               M. Transaction Agreements. Executed copies of each of the Transaction Agreements.

               N. Other Documents. Such other documents as Parent or Buyer or its counsel or any lender of Parent or Buyer may reasonably request prior to the Closing in order to effectuate the transactions contemplated under this Agreement.

         8.2 Parent's or Buyer's Obligations. In addition to any other documents required to be delivered by Parent and Buyer at Closing pursuant to this Agreement, Parent or Buyer will deliver to Escrow Agent or Seller, as appropriate, at Closing the following:

               A. Purchase Price. The Purchase Price contemplated by Section 2.5, to the extent payable at Closing.

               B. Declaration of Value. A Declaration of Value for the Owned Real Property as required by law, consistent with the allocation of the Purchase Price to the Owned Real Property in accordance with
         Section 2.6.

               C. Acquired Contacts. Executed assignments and assumptions of all Acquired Contracts.

               D. Lease Assumptions. Lease assumptions with respect to each parcel of real estate or any item of personal property which is leased by Seller and which is to be assumed by Buyer hereunder, properly executed (and, if appropriate, acknowledged) by Buyer.

               E. Resolutions. Copies of the text of the resolutions by which the corporate action on the part of Buyer and its shareholders necessary to approve this Agreement and the transactions contemplated hereby were taken and certificates executed on behalf of Buyer by its corporate secretary certifying to Selling Parties that such copies are true, correct and complete copies of such corporate action or resolutions and that such corporate action or resolutions are duly adopted and have not been amended or rescinded.

               F. Transaction Agreements. Executed copies of each of the Transaction Agreements.

               G. Other Documents. Such other documents as Seller or Seller's counsel may reasonably request prior to the Closing in order to effectuate the transactions contemplated under this Agreement.

         8.3 Transfer Fees, Title Costs, and Closing Costs and Other Fees; Prorations.

               A. Title Policy Fees. Selling Parties will pay the premium for standard coverage under each Title Policy and Parent and Buyer will pay the costs of extended coverage and endorsements as set forth in
         Section 4.2 of the Real Property Agreement.

               B. Transfer Taxes. Buyer will pay any documentary transfer tax, stamp tax, real estate conveyance tax or similar tax or fee due and payable in connection with this transaction.

               C. Recording and Other Fees. Selling Parties will pay all recording fees for each Deed. Selling Parties will also pay all fees and expenses, including assumption and transfer fees actually incurred by Selling Parties in obtaining any consents and approvals required to be obtained by Selling Parties under this Agreement or otherwise in consummating the transactions contemplated by this Agreement (provided nothing herein shall require Selling Parties to pay any costs or incur any expense with respect to (1) either Parent's or Buyer's HSR Act requirements (which expenses will be borne by Parent or Buyer), or (2) Buyer's organizational approvals or consents; provided further, that wherever this Agreement may require exercise of "reasonable best efforts" or "commercially reasonable efforts" to obtain a consent it shall not be deemed to impose upon Selling Parties a duty to pay any consideration, fee or other sum of such nature as an inducement to such party beyond that set forth in any agreement between the parties).

               D. Taxes and Assessments; Prorations. Seller shall pay, prior to delinquency, all due and payable real estate taxes, personal property taxes and assessments by any Governmental Authority in respect of the Owned Real Property and other Assets. At the Closing, the Escrow Agent shall prorate taxes and assessments as of the Effective Date. Seller shall receive a credit for all real property taxes and assessments levied against the Owned Real Property and personal property taxes levied against the other Assets, in each case, in the amount that has been prepaid as of the Effective Date, and Buyer shall assume the obligation to thereafter pay all such taxes and assessments affecting the Acquired Assets. Escrow Agent shall prorate on the basis of the most current information available to Escrow Agent. In the event that the amounts of such taxes and assessments are not liquidated at the Closing, or in the event that after the Closing taxes are retroactively assessed (to a date prior to the Effective Date) against the Owned Real Property and/or other Assets by a Governmental Authority with jurisdiction and authority to do so, then at such time as the actual or retroactively assessed real estate taxes, personal property taxes and assessments by any Governmental Authority in respect of the Owned Real Property and other Assets are known, a cash settlement will be made between Buyer and Seller based on such actual amounts within 30 days of such determination. If the Owned Real Property is not separately assessed or taxed, then (i) taxes and assessments shall be allocated between the Owned Real Property and any other property with which it is assessed or taxed based upon the relative taxable assessed values of the respective properties, as reasonably agreed upon by the parties, and (ii) Seller shall receive a Purchase Price credit in an amount equal to Seller's allocable share of such taxes and assessments that have been prepaid, and (iii) Buyer shall timely pay the full amount of taxes and assessments to the appropriate Governmental Authority. All prorations and/or adjustments called for in this Agreement will be made on the basis of a 30-day month unless otherwise specifically instructed in writing by Seller and Parent.

               E. Taxes. Selling Parties and Buyer will each pay 50% of any sales or similar taxes or assessments relating to the sale of the Acquired Assets by Seller to Buyer.

               F. Other Fees. Except as otherwise specifically provided in this Agreement, each party will bear its own legal and accounting fees and other expenses relating to the transactions contemplated by this Agreement.

                                  ARTICLE IX
                            SURVIVAL AND INDEMNITIES

         9.1 Survival of Representations and Warranties. Subject to the provisions of Section 4.28, but otherwise regardless of any investigation at any time made by or on behalf of any party hereto, or of any information any party may have in respect thereof, all representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby will survive the Closing and, execution, delivery, and recordation of any applicable deeds for a period of two years. Notwithstanding the foregoing, (i) any claims based upon or arising out of fraud or intentional misstatement will survive the Closing Date until *,
(ii) all claims based upon or arising out of Excluded Liabilities will survive the Closing Date to the extent set forth in Sections 2.4B and C, and (ii) the representations and warranties contained in:

         A. Section 4.7 (Financial Statements) will survive the Closing Date *; and

             B. Section 4.2 (Authority) and Section 4.17 (Tax Matters) will survive * and Section 4.16 (Environmental Matters) will survive the Closing Date until *.

         9.2 Nature of Statements. No representations or warranties are made by Parent or Buyer or by Selling Parties in connection with this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby except as expressly set forth in Articles III and IV of this Agreement or in certificates executed by such party and delivered to the other parties hereto pursuant to the Transaction Agreements.

         9.3 Dispute Resolution. Except as provided in Section 2.5 herein, all claims, disputes and other matters in controversy (except for matters related to fraud, the Schwartz Employment Agreement or breach of any covenant not to compete contained in the Non-Disclosure and Non-Compete Agreement) arising directly or indirectly out of or relating to the Transaction Agreements, or the breach, termination or validity of the Transaction Agreements, whether contractual or non-contractual, and whether during the term or after the termination of this Agreement (each a "Dispute"), shall be resolved exclusively in accordance with the Dispute Resolution Procedures attached as Exhibit D. Notwithstanding the foregoing, nothing herein will prohibit the parties from pursuing equitable remedies.

         9.4 Indemnification Agreement. Except as provided in Article X, the sole remedies for breach of the Transaction Agreements are specified in the Indemnification Agreement.

                                   ARTICLE X
                              TERMINATION/REMEDIES

         10.1 Termination. This Agreement will be considered terminated at any time:

               A. By mutual written consent of duly authorized officers of Parent and Buyer and Seller;

               B. By either Parent and Buyer, on the one hand, or Seller, on the other hand, if the other party breaches any of its material representations, warranties, or covenants contained herein.

               C. After December 31, 2002, if not closed by then.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement will become void and there will be no liability or further obligation hereunder on the part of Parent, Buyer or Selling Parties or their respective shareholders, members, officers, or directors, except each party will remain obligated for its obligations under Section 6.4.

         10.3 Specific Performance. The parties to this Agreement will have the right to obtain specific performance of the other parties' obligations to close in the event that such parties fail to close this Agreement in accordance with the provisions hereof and this Agreement has not been terminated pursuant to
Section 10.1; provided, however, that the party seeking specific performance cannot be in material breach of this Agreement. The party who is entitled to specific performance must file and serve an action within 10 business days of the Closing Date or waive any right to seek specific performance.

                                  ARTICLE XI
                               GENERAL PROVISIONS

         11.1 Notices. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (with delivery confirmation), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

        If to Buyer:                   Meritage Corporation
                                       6613 North Scottsdale Road,
                                       Suite 200
                                       Scottsdale, Arizona 85250
                                       Phone: (480) 998-8700
                                       Fax:  (480) 998-9162
                                       Attn: Chief Financial Officer

        With a copy to:                Snell & Wilmer L.L.P.
                                       One Arizona Center
                                       Phoenix, Arizona 85004-0001
                                       Phone:  (602) 382-6252
                                       Fax:  (602) 382-6070
                                       Attn: Steven D. Pidgeon, Esq.

        If to Selling Parties          Zenith National Insurance Corp.
                                       21255 Califa Street
                                       Woodland Hills, California 91367
                                       Phone:  (818) 713-1000
                                       Fax:  (818) 710-1860
                                       Attn:  Stanley R. Zax

        With a copy to:                Skadden, Arps, Slate, Meagher & Flom LLP
                                       300 South Grand Avenue, Suite 3400
                                       Los Angeles, California 90071
                                       Phone:  (213) 687-5000
                                       Fax:  (213) 687-5600
                                       Attn:  Joseph J. Giunta, Esq.

         11.2 Counterparts. The Agreements, as defined in Section 11.16, may be executed in any number of counterparts, and each counterpart will constitute an original instrument, but all such separate counterparts will constitute one and the same agreement.

         11.3 Governing Law. The validity, construction, and enforceability of this Agreement will be governed in all respects by the laws of the State of Nevada, without regard to its conflict of laws rules.

         11.4 Assignment. This Agreement will not be assigned by operation of law or otherwise, (a) except that Buyer may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment will relieve Buyer or its successor or Parent of its primary liability for all obligations of Buyer and Parent, respectively, hereunder, and
(b) except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyer may be merged or consolidated or to which Buyer transfer all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder, but no such assignment will relieve Buyer or its successor or Parent of their liability for the respective obligations of Buyer and Parent, hereunder. Any assignment in violation of the provisions of this Agreement will be null and void.

         11.5 Gender and Number. The masculine, feminine, or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

         11.6 Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement and attached to this Agreement are incorporated in this Agreement by such reference as if fully set forth in the text of this Agreement.

         11.7 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or waiver of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         11.8 Costs. Except as otherwise provided in this Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         11.9 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         11.10 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         11.11 Binding Effect. Subject to the provisions and restrictions of
Section 11.4, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         11.12 Construction. References in this Agreement to "Sections," "Articles," "Exhibits," and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

         11.13 Time Periods. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Las Vegas, Nevada time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

         11.14 Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

         11.15 Access to Records. Buyer will provide Seller with reasonable access to books, records, and documents transferred to Buyer pursuant to
Section 1.2 of the Asset Purchase Agreement for period of four years from the Closing or such longer time as Seller notifies Buyer that Seller may require for tax purposes.

         11.16 Entire Agreement. This Agreement, the other Transaction Agreements and all certificates, schedules and other documents attached to or deliverable under such agreements (collectively, the "Agreements") constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Agreements. No supplement, modification or amendment of the Agreements will be binding unless in writing and executed by the parties thereto.

         11.17 Enforcement of Rights. Parent's and Buyer's rights under, and the remedies to enforce, this Agreement are joint and several as to Selling Parties. Parent and Buyer are completely free to enforce any or all of their rights under this Agreement against any of Selling Parties with or without the concurrence or joinder of any other Selling Party. Selling Parties' rights under, and the remedies to enforce, this Agreement are joint and several as to Parent and Buyer. Selling Parties are completely free to enforce any or all of their rights under this Agreement against any of Parent or Buyer with or without the concurrence or joinder of Parent or Buyer, as applicable.

         11.18 No Third Beneficiaries. Except as otherwise set forth in Sections 1 and 2 of the Indemnification Agreement and except as specifically provided in Section 11.4 of this Agreement and similar provisions in the other Transaction Agreements, neither this Agreement nor any other Transaction Agreement is intended to, and none of them shall, create any rights in any other Person other than the parties to such agreements. Without limiting the generality of the foregoing, nothing herein or in any other Transaction Agreement is intended to create, nor shall it create, in the Title Company or any title insurer any right of subrogation to any rights of Parent or Buyer arising from any representation or warranty of any Selling Party.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.


                                   MERITAGE CORPORATION,
                                   a Maryland corporation

                                   By:  /s/  Steven J. Hilton
                                       ----------------------------------------
                                   Name:     Steven J. Hilton
                                   Title:    Co-Chief Executive Officer


                                   MTH-HOMES NEVADA, INC.,
                                   an Arizona corporation

                                   By:  /s/  Steven J. Hilton
                                       ----------------------------------------
                                   Name:     Steven J. Hilton
                                   Title:    Co-Chief Executive Officer


                                   PERMA-BILT, a Nevada Corporation

                                   By:  /s/ Daniel Schwartz
                                       ----------------------------------------
                                   Name:   Daniel Schwartz
                                   Title:  President and Chief Executive Officer


                                   ZENITH NATIONAL INSURANCE CORP.,
                                   a Delaware corporation

                                   By:  /s/ Stanely R. Zax
                                       ----------------------------------------
                                   Name:    Stanley R. Zax
                                   Title:   President



               [Signature Page to Master Transaction Agreement]

Exhibit A







                   AGREEMENT OF PURCHASE AND SALE OF ASSETS

                                 BY AND AMONG

                             MERITAGE CORPORATION,

                            MTH-HOMES NEVADA, INC.,

                       PERMA-BILT, A NEVADA CORPORATION

                                      AND

                        ZENITH NATIONAL INSURANCE CORP.


                             Dated October 7, 2002

                   AGREEMENT OF PURCHASE AND SALE OF ASSETS


         This AGREEMENT OF PURCHASE AND SALE OF ASSETS (this "Agreement") is made as of October 7, 2002, by and among MERITAGE CORPORATION, a Maryland corporation ("Meritage or Parent"); MTH-HOMES NEVADA, INC., an Arizona corporation ("Buyer"); PERMA-BILT, A NEVADA CORPORATION ("Seller"); and ZENITH NATIONAL INSURANCE CORP., a Delaware corporation ("Zenith"). Collectively, Seller and Zenith are referred to herein as "Selling Parties."

                                   RECITALS

         1. Pursuant to this Agreement and the Master Agreement (as defined below), Buyer will acquire the Business.

         2. The parties to this Agreement have concurrently entered into a Master Transaction Agreement ("Master Agreement"), Agreement of Purchase and Sale of Real Property ("Real Property Agreement"), and Indemnification Agreement, all described in the Master Agreement. All capitalized terms contained herein but not otherwise defined will have the meaning ascribed to it in the Master Agreement.

         In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS

         1.1 Agreement. This Agreement, together with the Master Agreement and Indemnification Agreement, each incorporated herein by reference, will constitute a binding contract on the part of Seller to sell and Buyer to purchase the assets of the Business, unrelated to real property.

         1.2 Assets to be Purchased. Upon the terms and subject to the conditions set forth herein and in the Master Agreement, and in reliance on the respective representations and warranties of the parties contained in the Master Agreement, at the Closing, Seller agrees to sell, convey, grant, assign, and transfer to Buyer and Buyer agrees to purchase, assume and acquire from Seller all of the Assets, held by Seller. The "Assets" are the following, provided, however, that the Assets shall not include any Excluded Assets:

               A. All assets disclosed on the Final Closing Balance Sheet, except for the Real Property Assets (as defined in and to be conveyed pursuant to the Real Property Agreement);

               B. Any current assets, accounts receivable and notes receivable, and bank accounts, but excluding cash and cash equivalents; provided, however, that (i) to the extent that following the Closing Selling Parties receive any cash that constitutes an Acquired Asset or relates to an Assumed Liability, Selling Parties shall, as soon as practicable after receipt thereof, turn over such cash to Buyer, and (ii) to the extent that following the Closing Parent or Buyer receives any cash that constitutes an Excluded Asset or relates to an Excluded Liability, Parent and Buyer shall, as soon as practicable after receipt thereof, turn such cash over to Selling Parties.

               C. All prepaid expenses, the right to refunds, buyins or deposits relating to utilities and infrastructure improvements, deposits or assets relating to performance bonds;

               D. All equipment, furniture, furnishings, inventory, machinery, software, supplies, tools, vehicles, and other personal property owned or leased by Seller;

               E. All rights and benefits in all (1) processes, know-how, technical data, and other trade secrets; (2) sales forms and promotional and advertising materials; (3) copyrights, whether registered or not, patents, trademarks, whether registered or not, and applications, registrations, and renewals with respect thereto; (4) customer, supplier and contractor lists; (5) software licensing and equipment rental agreements associated with computers or data processing; and (6) goodwill associated therewith. Additionally, Seller hereby grants to Buyer an exclusive perpetual license in Seller's right to use the names "Perma-Bilt Homes" and "Perma-Bilt," and all variations of or derivations from such names and any and all logos used in connection therewith; provided, however, Selling Parties' shall have the right to use the name "Perma-Bilt" for corporate purposes for a period of up to 30 days after the Closing. The foregoing is hereinafter referred to as the "Asset Intellectual Property";

               F. All of the books, instruments, papers, and records of whatever nature and wherever located, whether in written form or another storage medium, including without limitation (1) copies of accounting and financial records; (2) property records and reports;
         (3) environmental records and reports; (4) personnel and labor relations records; and (5) property, sales, or transfer tax records and returns; provided, however, that (x) Seller shall retain the original accounting and financial records and (y) such books, instruments, papers, and records will exclude any documents relating exclusively to the Excluded Assets or the Excluded Liabilities (for so long as they are Seller's sole responsibility) or to any employees of Seller not hired by Buyer;

               G. To the extent transferable, all the right, title, and interest in all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, subdivision maps, plans, entitlements, and waivers acquired, being acquired, applied for, or used, and all agreements with, and any waivers, licenses, permits, and approvals from or to any Governmental Authority, department, board, commission, bureau or any other entity or instrumentality, and other authorities in the nature thereof, all as related to the Assets;

               H. All rights and benefits in, to and under all vendor, supplier and equipment lessor agreements concerning any supplies, services, equipment and furniture utilized for office purposes;

               I. All contracts, agreements or understandings to which Seller is a party or by which Seller or any of its assets are bound, excluding those contracts included in Real Property Assets pursuant to
         Section 1.2B of the Real Property Agreement and excluding Excluded Contracts (the "Asset Acquired Contracts"); and

               J. The interests in any projects (and related joint venture, partnership, or other interests) to the extent any exist.

         1.3 Purchase Price. The Purchase Price to be paid by Buyer for the Assets will be as provided in Section 2.5 of the Master Agreement.

         1.4 Closing. Articles VII and VIII of the Master Agreement are incorporated herein by reference as applicable.

                                  ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

         2.1 Incorporation by Reference. The representations and warranties contained in Article III of the Master Agreement are incorporated herein by reference.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

         3.1 Incorporation by Reference. The representations and warranties contained in Article IV of the Master Agreement are incorporated herein by reference.

                                  ARTICLE IV
                               FURTHER ASSURANCES

         4.1 Incorporation by Reference. Section 6.5 of the Master Agreement is incorporated herein by reference.

                                   ARTICLE V
                               GENERAL PROVISIONS

         5.1 Notices. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed, or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (with delivery confirmation), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

         If to Buyer:                  Meritage Corporation

                                       6613 North Scottsdale Road,
                                       Suite 200
                                       Scottsdale, Arizona 85250
                                       Phone: (480) 998-8700
                                       Fax:  (480) 998-9162
                                       Attn: Chief Financial Officer

         With a copy to:               Snell & Wilmer L.L.P.

                                       One Arizona Center
                                       Phoenix, Arizona 85004-0001
                                       Phone: (602) 382-6252
                                       Fax:  (602) 382-6070
                                       Attn: Steven D. Pidgeon, Esq.

         If to Selling Parties         Zenith National Insurance Corp.,

                                       21255 Califa Street
                                       Woodland Hills, California 91367
                                       Phone:  (818) 713-1000
                                       Fax:  (818) 710-1860
                                       Attn:  Stanley R. Zax

         With a copy to:               Skadden, Arps, Slate, Meagher & Flom LLP

                                       300 South Grand Avenue, Suite 3400
                                       Los Angeles, California 90071
                                       Phone:  (213) 687-5000
                                       Fax:  (213) 687-5600
                                       Attn:  Joseph J. Giunta, Esq.

         5.2 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart will constitute an original instrument, but all such separate counterparts will constitute one and the same agreement.

         5.3 Governing Law. The validity, construction, and enforceability of this Agreement will be governed in all respects by the laws of the State of Nevada, without regard to its conflict of laws rules.

         5.4 Assignment. This Agreement will not be assigned by operation of law or otherwise, (a) except that Buyer may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment will relieve Buyer or its successor or Parent of its primary liability for all obligations of Buyer and Parent, respectively, hereunder, and
(b) except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyer may be merged or consolidated or to which Buyer transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder, but no such assignment will relieve Buyer or its successor or Parent of their liability for the respective obligations of Buyer and Parent, respectively, hereunder. Any assignment in violation of the provisions of this Agreement will be null and void.

         5.5 Gender and Number. The masculine, feminine, or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

         5.6 Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement and attached to this Agreement are incorporated in this Agreement by such reference as if fully set forth in the text of this Agreement.

         5.7 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or waiver of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         5.8 Costs. Except as otherwise provided in the Master Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         5.9 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         5.10 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement. 5.11 Binding Effect. Subject to the provisions and restrictions of Section 5.4, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         5.12 Construction. References in this Agreement to "Sections," "Articles," "Exhibits," and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

         5.13 Time Periods. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Las Vegas, Nevada time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

         5.14 Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

         5.15 Entire Agreement. This Agreement, the other Transaction Agreements and all certificates, schedules and other documents attached to or deliverable under such agreements (collectively, the "Agreements") constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Agreements. No supplement, modification or amendment of the Agreements will be binding unless in writing and executed by the parties to the Agreements.

         5.16 Dispute Resolution. All Disputes shall be resolved exclusively in accordance with the Dispute Resolution Procedures attached as Exhibit D to the Master Agreement. Notwithstanding the foregoing, nothing herein will prohibit the parties from pursuing equitable remedies.

         5.17 No Third Beneficiaries. Except as otherwise set forth in Sections 1 and 2 of the Indemnification Agreement and except as specifically provided in
Section 5.4 of this Agreement and similar provisions in the other Transaction Agreements, neither this Agreement nor any other Transaction Agreement is intended to, and none of them shall, create any rights in any other Person other than the parties to such agreements. Without limiting the generality of the foregoing, nothing herein or in any other Transaction Agreement is intended to create, nor shall it create, in the Title Company or any title insurer any right of subrogation to any rights of Parent or Buyer arising from any representation or warranty of any Selling Party.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                             MERITAGE CORPORATION,
                             a Maryland corporation


                             By:
                                 --------------------------------------
                             Name:  Steven J. Hilton
                             Title:  Co-Chief Executive Officer


                             MTH-HOMES NEVADA, INC.,
                             an Arizona corporation


                             By:
                                 --------------------------------------
                             Name:  Steven J. Hilton
                             Title:  Co-Chief Executive Officer


                             PERMA-BILT, a Nevada corporation


                             By:
                                 --------------------------------------
                             Name: Daniel Schwartz
                             Title: President and Chief Executive Officer


                             ZENITH NATIONAL INSURANCE CORP., a Delaware corporation


                             By:
                                 --------------------------------------
                             Name: Stanley R. Zax
                             Title: President



                      [Signature Page to Asset Agreement]

Exhibit B





                AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY

                                 BY AND AMONG

                             MERITAGE CORPORATION,

                            MTH-HOMES NEVADA, INC.,

                       PERMA-BILT, A NEVADA CORPORATION

                                      AND

                        ZENITH NATIONAL INSURANCE CORP.



                             Dated October 7, 2002

                AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY


         This AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY (the "Agreement") is made as of October 7, 2002, by and among MERITAGE CORPORATION, a Maryland corporation ("Meritage or Parent"); MTH-HOMES NEVADA, INC., an Arizona corporation ("Buyer"); PERMA-BILT, a Nevada corporation ("Seller") and ZENITH NATIONAL INSURANCE CORP., a Delaware corporation ("Zenith"). Collectively, Seller and Zenith are referred to herein as "Selling Parties."

                                   RECITALS

         1. Pursuant to this Agreement, the Asset Agreement (as defined below) and the Master Agreement (as defined below), Buyer will acquire the Business.

         2. The parties to this Agreement have concurrently entered into a Master Transaction Agreement ("Master Agreement"), Agreement of Purchase and Sale of Assets ("Asset Agreement"), and Indemnification Agreement, all described in the Master Agreement. All capitalized terms contained herein but not otherwise defined will have the meaning ascribed to them in the Master Agreement.

         In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:

                                   ARTICLE I
                       PURCHASE AND SALE OF REAL PROPERTY

         1.1 Agreement. This Agreement, together with the Master Agreement and Indemnification Agreement, each incorporated herein by reference, will constitute a binding contract on the part of Seller to sell and Buyer to purchase the real property assets of the Business.

         1.2 Real Property Assets to be Purchased. Upon the terms and subject to the conditions set forth herein and in the Master Agreement, and in reliance on the respective representations and warranties of the parties contained in the Master Agreement, at the Closing, Seller agrees to sell, convey, grant, assign, and transfer to Buyer and Buyer agrees to purchase, assume, and acquire from Seller all of the Real Property Assets. The "Real Property Assets" are the following, provided, however, that the Real Property Assets shall not include any Excluded Assets:

               A. All of Seller's right, title, and interest in and to all real property assets, whether or not disclosed on the Final Closing Balance Sheet, including all of Seller's right, title, and interest in and to all (1) land, and buildings, fixtures, and improvements located thereon or attached thereto; (2) lots under development and finished lots, and all houses under development, completed homes, and model homes (collectively, those assets under Clauses (1) and (2) are the "Owned Real Property"); (3) purchase contracts, and option agreements for the purchase of lots or land for development and related escrow instructions and deposits (the "Contracted Real Property"); and (4) to the extent transferable, easements, franchises, licenses, permits, and rights-of-way appurtenant to or otherwise benefiting, and all development rights, mineral rights, water rights, utility capacity reservations, and other rights and appurtenances affecting or pertaining to, the items described in Clauses (1), (2) and (3) (collectively, with the Owned Real Property and the Contracted Real Property, the "Real Property"). Schedule 4.2 as referenced in Section
         4.2 sets forth the Reports or a listing of the Reports in respect of the Real Property;

               B. To the extent transferable, all of Seller's rights, title, and interest in and to all rights and benefits in, to and under all
         (1) the contracts referred to in Section 1.2A(3) above; (2) sale agreements or other contracts and related escrow instructions and escrow deposits relating to the sale of lots, homes or other aspects of the Real Property; (3) contracts with suppliers, materialmen, contractors, subcontractors and others furnishing any work or materials to or for any of the Real Property; (4) reimbursement and indemnity agreements pertaining to or of any improvement, performance, payment, maintenance, fidelity, lien release, or other bonds, undertakings or similar sureties; (5) contracts with architects, designers, engineers, planners, environmental consultants, surveyors, and other consultants; (6) commission, listing and brokerage agreements; (7) office and storage leases; (8) management service and construction supervisor contracts or agreements; (9) model home furniture, fixtures and equipment leases and any model home lease or sale agreements; and (10) all rights under all contracts, agreements or understandings to which Seller is a party or by which Seller or any of its assets are bound that relate to Real Property Assets, excluding Excluded Contracts (collectively, the "Real Property Acquired Contracts");

               C. To the extent transferable, all of Seller's rights, title, and interest in and to all (1) architectural, building, and engineering designs, drawings, specifications, and plans; (2) all proprietary information or rights including any and all plans, and other project related information of prior and currently active real estate projects; (3) copyrights, whether registered or not, patents, trademarks, whether registered or not, and applications, registrations, and renewals with respect thereto; (4) goodwill associated therewith; and (5) all agreements or licenses relating thereto. The foregoing is hereinafter referred to as the "Real Property Intellectual Property;"

               D. To the extent transferable, all of Seller's right, title, and interest in and to all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, subdivision maps, plans, entitlements, and waivers acquired, being acquired, applied for, or used, and all agreements with all environmental, feasibility, archeological, engineering, soils, and other reports of tests or inspections in respect of the Real Property, and any waivers, and approvals from or to any Governmental Authority, department, board, commission, bureau or any other entity or instrumentality, and other authorities in the nature thereof, all as related to the Real Property; and

               E. To the extent transferable, all of Seller's rights, title and interest in and to any manufacturer's, subcontractor's, supplier's, merchant's, repairmen's, or other third-party warranties, guarantees, and service or replacement programs relating to Assumed Construction Claims.

         1.3 Purchase Price. The purchase price to be paid by Buyer for the Real Property Assets will be as provided in Section 2.5 of the Master Agreement.

         1.4 Closing. Articles VII and VIII of the Master Agreement are incorporated herein by reference as applicable.

                                  ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

         2.1 Incorporation by Reference. The representations and warranties contained in Article III of the Master Agreement are incorporated herein by reference.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                               OF SELLING PARTIES

         3.1 Incorporation by Reference. The representations and warranties contained in Article IV of the Master Agreement are incorporated herein by reference.

                                  ARTICLE IV
                       TITLE MATTERS ON EXISTING PROPERTY

         4.1 Escrow. An escrow for the Real Property portion of transactions described in the Master Agreement (the "Escrow") will be established with Stewart Title Company in Las Vegas (the "Escrow Agent" or "Title Company"), and Buyer and Seller shall share equally the cost thereof. The date that the executed copies of this Agreement and the Master Agreement are delivered to Escrow Agent is referred to in this Agreement as the "Opening Date." This Agreement and the provisions of the Master Agreement referenced herein constitute escrow instructions to Escrow Agent. If Escrow Agent, Seller or Buyer requires the execution of additional escrow instructions, Seller and Buyer agree to execute reasonable additional escrow instructions; provided, however, those instructions will be construed as applying only to Escrow Agent's engagement. If there are any conflicts between the terms of this Agreement or the Master Agreement, respectively, and the terms of the printed escrow instructions, the terms of this Agreement or the Master Agreement will control. If there are any conflicts between the terms of the Master Agreement, on the one hand, and the terms of this Agreement or any of the other Transaction Agreements, on the other hand, the terms of the Master Agreement will control.

         4.2 Title Matters.

               A. Title Report. Schedule 4.2 sets forth a copy of the current preliminary title reports or a list thereof (individually, a "Report," or collectively, the "Reports") for each parcel or parcels of Owned Real Property. Schedule 4.2 also lists each survey (the "Survey") in Seller's possession for the Real Property, a copy of which has been provided to Buyer.

               B. Title Supplements. If, prior to Closing, Escrow Agent issues a supplemental Report showing additional exceptions to title, other than exceptions arising in the ordinary course of the passage of time or the conduct of business, or arising due to acts or omissions of Parent or Buyer, or as set forth on any prior Report (a "Title Report Supplement"), Parent will have 10 days (a "Supplemental Title Review Period") from the date of receipt of the Title Report Supplement and a copy of each document referred to in the Title Report Supplement in which to give notice of dissatisfaction as to any additional exceptions to Seller. If Parent has not notified Seller of its dissatisfaction prior to the close of business on the 10th day following Parent's receipt of the Title Report Supplement, Parent and Buyer will be deemed to have accepted title subject to such additional exceptions.

               C. Approved Title Exceptions. Except for the list of title or survey objections shown by Parent or Buyer on Schedule 4.2C (the "Disapproved Title Exceptions"), the exceptions to title disclosed in each Report, and in any Title Report Supplement accepted by Parent pursuant to Section 4.2B, are referred to in this Agreement as the "Approved Title Exceptions." Nothing contained herein or in any other Transaction Agreement shall require any Selling Party to cure any Disapproved Title Exceptions.

               D. Title Policies. On the Closing Date, Seller will cause the Title Company or its title insurer to provide Buyer with (or to be irrevocably committed to provide to Buyer post-Closing) (i) a standard coverage owner's title policy (a "Title Policy") for the Owned Real Property, and (ii) a standard coverage owner's title commitment (a "Title Commitment") for the Contracted Real Property, in each case, issued by the Title Company or its title insurer, effective as of the Closing, naming Buyer as insured, in the amount of that portion of the Purchase Price allocated to such portion of the Real Property in accordance with the Master Agreement, insuring that the estate or interest described as the insured estate in each Report is vested in Buyer (in the case of the Owned Real Property) or is vested in the optionor or seller (in the case of the Contracted Real Property). Selling Parties will pay the premium of a standard coverage title policy for each Title Policy, and any nominal cost for obtaining each Title Commitment. Parent and Buyer will be responsible for the difference in premium between the standard coverage policy and any extended coverage that Buyer requires, as well as for the premium relating to any endorsements that Buyer or Parent is able to obtain. The Title Policy will include such endorsements issued by the Title Company as Parent may reasonably require, and Buyer shall obtain such endorsements as may be available from the Title Company without ALTA surveys at a commercially reasonable price to insure over the matters described in Section 4.13R of the Master Agreement, the cost of all of which endorsements will be borne by Buyer. Seller will use reasonable good faith efforts to satisfy all of the Title Company's customary requirements for the issuance of the Title Policies (at Seller's expense) and extended coverage and endorsements (at Buyer's expense), other than those, if any, within Buyer's or Parent's control.

               E. Title Insurance Indemnity. Seller agrees to deliver or cause Title Company to deliver to Buyer, prior to Closing, copies of all indemnities, affidavits or other agreements or documents executed and/or delivered or to be delivered by Selling Parties to the Title Company to induce the Title Company (i) to delete any exception to title shown in Schedule B to any Report, (ii) to remove any policy conditions or stipulations or exclusions from coverage as any may appear or be shown on the policy jacket or Schedule B of any Title Policy, or (iii) to issue any other endorsement or affirmative coverage of any nature with respect to any such exception to title, conditions or stipulations to coverage or any exclusions from coverage.

                                   ARTICLE V
          TITLE MATTERS AND OTHER MATTERS ON NEWLY ACQUIRED PROPERTIES

         Section 5.1 of the Master Agreement is incorporated herein by reference as applicable.

         5.1 Additional Real Property. Selling Parties hereby covenant and agree with Buyer and Parent that from the date hereof to the earlier of (i) Closing Date or (ii) termination of this Agreement Seller will not acquire or enter into any option or other agreement to acquire any real property.

                                  ARTICLE VI
                               GENERAL PROVISIONS

         6.1 Notices. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (with delivery confirmation), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

         If to Buyer:                  Meritage Corporation
                                       6613 North Scottsdale Road,
                                       Suite 200
                                       Scottsdale, Arizona 85250
                                       Phone: (480) 998-8700
                                       Fax:  (480) 998-9162
                                       Attn: Chief Financial Officer

         With a copy to:               Snell & Wilmer L.L.P.
                                       One Arizona Center
                                       Phoenix, Arizona 85004-0001
                                       Phone: (602) 382-6252
                                       Fax:  (602) 382-6070
                                       Attn: Steven D. Pidgeon, Esq.

         If to Selling Parties:        Zenith National Insurance Corp.
                                       21255 Califa Street
                                       Woodland Hills, California 91367
                                       Phone: (818) 713-1000
                                       Fax:  (818) 710-1860
                                       Attn:  Stanley R. Zax

         With a copy to:               Skadden, Arps, Slate, Meagher & Flom LLP
                                       300 South Grand Avenue, Suite 3400
                                       Los Angeles, California 90071
                                       Phone: (213) 687-5000
                                       Fax:  (213) 687-5600
                                       Attn:  Joseph J. Giunta, Esq.

         6.2 Counterparts. This Agreement may be executed in any number of counterparts and each counterpart will constitute an original instrument, but all such separate counterparts will constitute one and the same agreement.

         6.3 Governing Law. The validity, construction, and enforceability of this Agreement will be governed in all respects by the laws of the State of Nevada, without regard to its conflict of laws rules.

         6.4 Assignment. This Agreement will not be assigned by operation of law or otherwise, (a) except that Buyer may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment will relieve Buyer or its successor or Parent of its primary liability for all obligations of Buyer and Parent, respectively, hereunder, and
(b) except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyer may be merged or consolidated or to which Buyer transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder, but no such assignment will relieve Buyer or its successor or Parent of their liability for the respective obligations of Buyer and Parent, respectively, hereunder. Any assignment in violation of the provisions of this Agreement will be null and void.

         6.5 Gender and Number. The masculine, feminine, or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

         6.6 Waiver of Provisions. The terms, covenants and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or waiver of the breach of any other provision, term or covenant of this Agreement.

         6.7 Costs. Except as otherwise provided in the Master Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         6.8 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         6.9 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         6.10 Binding Effect. Subject to the provisions and restrictions of
Section 6.4, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         6.11 Construction. References in this Agreement to "Sections" and "Articles" are to the Sections and Articles in this Agreement, unless otherwise noted.

         6.12 Time Periods. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Las Vegas, Nevada time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

         6.13 Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

         6.14 Entire Agreement. This Agreement, the other Transaction Agreements and all certificates, schedules and other documents attached to or deliverable under such agreements (collectively, the "Agreements") constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Agreements. No supplement, modification or amendment of the Agreements will be binding unless in writing and executed by the parties to the Agreements.

         6.15 Dispute Resolution. All Disputes shall be resolved exclusively in accordance with the Dispute Resolution Procedures attached as Exhibit D to the Master Transaction Agreement. Notwithstanding the foregoing, nothing herein will prohibit the parties from pursuing equitable remedies.

         6.16 No Third Beneficiaries. Except as otherwise set forth in Sections 1 and 2 of the Indemnification Agreement and except as specifically provided in
Section 6.4 of this Agreement and similar provisions in the other Transaction Agreements, neither this Agreement nor any other Transaction Agreement is intended to, and none of them shall, create any rights in any other Person other than the parties to such agreements. Without limiting the generality of the foregoing, nothing herein or in any other Transaction Agreement is intended to create, nor shall it create, in the Title Company or any title insurer any right of subrogation to any rights of Parent or Buyer arising from any representation or warranty of any Selling Party.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                           MERITAGE CORPORATION,
                           a Maryland corporation

                           By:
                                 --------------------------------------
                           Name:     Steven J. Hilton
                           Title:    Co-Chief Executive Officer


                           MTH-HOMES NEVADA, INC.,
                           an Arizona corporation

                           By:
                                 --------------------------------------
                           Name:     Steven J. Hilton
                           Title:    Co-Chief Executive Officer


                           PERMA-BILT, a Nevada corporation

                           By:
                                 --------------------------------------
                           Name:   Daniel Schwartz
                           Title:  ____President and Chief Executive Officer


                           ZENITH NATIONAL INSURANCE CORP., a Delaware corporation


                           By:
                                 --------------------------------------
                           Name:    Stanley R. Zax
                           Title:   President


                  [Signature Page to Real Property Agreement]

Exhibit C



                           INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT (this "Agreement") is effective as of October 7, 2002, by and among MERITAGE CORPORATION, a Maryland corporation ("Meritage or Parent"); MTH-HOMES NEVADA, INC., an Arizona corporation ("Buyer"); PERMA-BILT, a Nevada corporation ("Seller"); and ZENITH NATIONAL INSURANCE CORP., a Delaware corporation ("Zenith"). Collectively, Seller and Zenith are referred to herein as "Selling Parties."

                                   RECITALS

         A. As of the date hereof, Parent, Buyer and Selling Parties entered into a Master Transaction Agreement (the "Master Agreement"), pursuant to which Buyer has agreed to purchase from Seller and Seller has agreed to sell to Buyer the Business. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Master Agreement.

         B. As a material condition to the consummation of the Master Agreement, Selling Parties, Buyer and Parent are willing to enter into this Indemnification Agreement.

                                   AGREEMENT

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selling Parties and Parent and Buyer agree as follows:

         1. Indemnification of Parent and Buyer by Selling Parties. Subject to the limitations set forth in Section 4 of this Agreement, Selling Parties will indemnify and defend Parent and Buyer and their direct and indirect parent companies, subsidiaries, and affiliates, and their respective officers, directors, shareholders, successors and assigns, from and against any and all costs, expenses, losses, damages, fines, penalties, or liabilities (including, without limitation, interest which may be imposed in connection therewith, court costs, litigation expenses, and reasonable attorneys' and accounting fees) (collectively, "Losses") incurred by them, directly or indirectly, with respect to, in connection with, or arising from, the following:

             A. A breach by any Selling Party of any representation, warranty, covenant, restriction or agreement made by any Selling Party in the Master Agreement or in any of the Transaction Agreements or in any certificate or other closing document delivered by such parties to Parent or Buyer thereunder;

             B. Any Excluded Liabilities (except to the extent provided in Sections .4C(2), (3) and (4) of the Master Agreement); and

             C. Any gross negligence or willful misconduct by Selling Parties in their operation of the Business between the Effective Date and the Closing.

         2. Indemnification of Selling Parties by Buyer and Parent. Buyer and Parent each, jointly and severally, will indemnify and defend Selling Parties and their direct and indirect parent companies, subsidiaries and affiliates, and their respective officers, directors, shareholders, successors and assigns from and against any Losses incurred by them, directly or indirectly, with respect to, in connection with, or arising from, the following:

             A. A breach by Buyer or Parent of any representation, warranty, covenant, restriction or agreement made by Buyer or Parent in the Master Agreement or in any of the Transaction Agreements or in any certificate or other closing document delivered by Buyer or Parent to the Selling Parties thereunder;

             B. Any Assumed Liabilities;

             C. Any Excluded Liabilities (solely to the extent provided in Sections 2.4C(2), (3) and (4) of the Master Agreement); and

             D. The operation of the Business by Buyer or Parent, or Buyers' or Parent's ownership, operation or use of the assets and liabilities of the Business, following the Effective Date (except for matters that constitute Excluded Liabilities retained by Selling Parties or for which Selling Parties have agreed to indemnify Buyer and Parent hereunder).

         3. Procedure for Indemnification.

             A. Subject to the following provisions of this Section 3, the party which is entitled to be indemnified hereunder (the "Indemnified Party") shall give notice (the "Notice") hereunder to the party required to indemnify (the "Indemnifying Party") promptly, but in no event later than 15 days following such Indemnified Party's receipt of written notice of any claim as to which recovery may be sought against the Indemnifying Party because of the indemnity in Section 1 or Section 2 hereof, as applicable, which Notice shall specify (to the extent known) in reasonable detail the amount of such claim and the relevant facts and circumstances relating thereto. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice, or delay by an Indemnified Party in giving such notice, unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. If the Indemnifying Party wishes to assume the defense of any claim or litigation by a third party, it shall promptly, but in no event later than 15 days following receipt of Notice from the Indemnified Party of such claim or litigation, notify the Indemnified Party of its election. Failure by an Indemnifying Party to notify an Indemnified Party of its election to defend any such claim or action by a third party within 15 days after receipt of the Indemnified Party's Notice of such claim shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action. If the Indemnifying Party assumes the defense of any claim or litigation by a third party, the Indemnified Party shall cooperate in the defense thereof, which cooperation shall include, to the extent reasonably requested by the Indemnifying Party, the retention of and provision to the Indemnifying Party of records and information reasonably relevant to such claim or litigation, and making employees of Buyer available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder.

             B. If the Indemnifying Party assumes the defense of a claim or litigation by a third party, the Indemnifying Party will take all steps necessary in the defense or settlement of such claim or litigation, and will hold the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation. If the Indemnifying Party assumes the defense of any claim or litigation by a third party, the Indemnified Party shall agree to any settlement, compromise or discharge of such claim or litigation that the Indemnifying Party may recommend and that, by its terms, discharges the Indemnified Party from the full amount of liability in connection with such claim or litigation; provided, however, that the Indemnifying Party shall not consent to, and the Indemnified Party shall not be required to agree to, the entry of any judgment or any settlement that (i) provides for injunctive or other non-monetary relief affecting the Indemnified Party or (ii) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

         C. Except for Excluded Construction Claims and * Non-Construction Claims, which are addressed in paragraphs D and E below, if the Indemnifying Party does not assume the defense of any such claim or litigation by a third party within 15 days after receipt of notice from the Indemnified Party to do so pursuant to this Agreement, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

         D. Notwithstanding the general right of an Indemnifying Party to defend third party claims subject to indemnification, Parent or Buyer may (other than in the case of any claim in respect of Pre-Closing Tax Obligations or, to the extent provided in Section 2.5C of the Master Agreement, Excluded Construction Claims), in its discretion, upon written notice to Selling Parties, which notice shall specify (to the extent known) in reasonable detail the amount of such claim and the relevant facts and circumstances relating thereto, undertake at Selling Parties' cost and expense, the defense of any claim seeking damages of less than * for which Selling Parties are responsible hereunder with respect to any lots, land, rights to purchase lots or land, project, or subdivision purchased by Buyer from Seller (the "$100K Non-Construction Claims"). In the case of any * Non-Construction Claims, Selling Parties will have the right to participate, with counsel of their choice and at their expense, in the administration of any * Non-Construction Claims by Parent or Buyer. Neither Parent nor Buyer shall settle any * Non-Construction Claim without the prior written consent of Seller which consent shall not be unreasonably withheld. If Seller does not approve of a settlement proposal of a * Non-Construction Claim, within 15 days of Buyer giving written notice of such proposal, which notice shall set forth in reasonable detail the terms of such proposal and the amount thereof, Seller shall assume all responsibility for handling the claim, provided, however, that if Seller does not assume the responsibility for handling such claim within such period, then Buyer may retain the defense of such claim with fees of Buyer's counsel and all settlements or judgments in respect thereof to be paid by Selling Parties.

             E. Notwithstanding the foregoing, the parties will handle Excluded Construction Claims in accordance with Section 2.5C of the Master Agreement.

             F. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any Losses (for which the Indemnifying Party is required to indemnify the Indemnified Party pursuant to Section 1 or 2 of this Agreement, as the case may be) incurred by the Indemnified Party in respect to any claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

             G. Anything in this Section 3 to the contrary notwithstanding, the party not primarily responsible for the defense of a third party claim or litigation may, with counsel of its choice and at its expense, participate in the defense of any such claim or litigation.

         4. Limits on Indemnity; Certain Procedures and Provisions.

             A. For purposes of determining any amounts that are subject to indemnification pursuant to Section 1, any qualifications relating to materiality, Material Adverse Effect, or the like will be disregarded.

             B. The parties agree that the indemnification obligation of the Selling Parties under Section 1 will be capped at a total amount of * (the "Indemnification Cap"); provided, however, notwithstanding anything in this paragraph to the contrary, the Indemnification Cap will not apply (i) in the event of fraud or intentional misstatement or omission, (ii) *, or (iii) to a breach by a Selling Party of the Non-Disclosure and Non-Compete Agreement.

             C. Notwithstanding anything to the contrary set forth in this Agreement (but subject to the terms of this Section 4C), the Selling Parties shall have no obligation to Parent or Buyer under Section 1:

               (i) for any Losses until Buyer has exhausted all reserves accrued on the Final Closing Balance Sheet with respect to such Losses (the "Liability Reserves" and; the difference between the amount of such Losses and the Liability Reserve applicable to such Losses, hereinafter referred to as the "Unreserved Losses"); and

               (ii) for any Unreserved Losses unless and until, and only to the extent that, the aggregate amount of Unreserved Losses exceeds * in the aggregate (the "Basket Threshold"); *

             D. Any Determined Indemnification Claims hereunder may be satisfied at Parent and Buyers' option from the Earn-Out Payments set forth in
Section 2.5A(2) of the Master Agreement. Buyer agrees to provide Zenith written notice of any such setoff when the aggregate amount of setoffs exceeds * in any Earn-Out Period, and updates thereafter of any additional setoff whenever the aggregate incremental amount of additional setoffs exceeds
* in that Earn-Out Period, which notices shall specify each Determined Indemnification Claim and the amount thereof.

             E. Buyer shall give the Selling Parties quarterly notice of any Losses to be satisfied out of the Liability Reserves and of any Losses to be counted against the Basket Threshold, which notice, in each case, shall specify each Loss and the amount thereof.

             F. Any Losses relating to Real Property will be measured after Buyer and Parent have used commercially reasonable efforts to obtain relief for their claims, rights and remedies under all Title Policies and other title insurance related to the Real Property Assets.

             G. Upon the expiration of the survival period set forth in Section
9.1 of the Master Agreement with respect to claims based upon or arising out of contingencies disclosed on Schedule 2.4D to the Master Agreement, Buyer shall refund to Seller any and all remaining Liability Reserves related to such contingencies provided, however, (i) Buyer or Parent may setoff or reduce any refund of the remaining Liability Reserves for Determined Indemnification Claims of the Parent or Buyer that Selling Parties fail to satisfy within 15 days of determination and (2) Parent and Buyer shall have no obligation to refund to Seller any remaining Liability Reserves if Selling Parties are in breach of any of the Transaction Agreements to the extent of any Losses actually or reasonably expected to be incurred by Parent and Buyer as a result of such breach or attributable to indemnity claims against Selling Parties that remain unresolved.

         5. Dispute Resolution. All Disputes shall be resolved exclusively in accordance with the Dispute Resolution Procedures attached as Exhibit D to the Master Agreement. Notwithstanding the foregoing, nothing herein will prohibit the parties from pursuing equitable remedies.

         6. Notices. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (with delivery confirmation), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

         If to Parent or Buyer:        Meritage Corporation
                                       6613 North Scottsdale Road,
                                       Suite 200
                                       Scottsdale, Arizona 85250
                                       Phone:  (480) 998-8700
                                       Fax:  (480) 998-9162
                                       Attn:  Chief Financial Officer

         With a copy to:               Snell & Wilmer L.L.P.
                                       One Arizona Center
                                       Phoenix, Arizona 85004-0001
                                       Phone:  (602) 382-6252
                                       Fax:  (602) 382-6070
                                       Attn:  Steven D. Pidgeon, Esq.

         If to Selling Parties         Zenith National Insurance Corp.
                                       21255 Califa Street
                                       Woodland Hills, California 91367
                                       Phone:  (818) 713-1000
                                       Fax:  (818) 710-1860
                                       Attn:  Stanley R. Zax

         With a copy to:               Skadden, Arps, Slate, Meagher & Flom LLP
                                       300 South Grand Avenue, Suite 3400
                                       Los Angeles, California 90071
                                       Phone:  (213) 687-5000
                                       Fax:  (213) 687-5600
                                       Attn:  Joseph J. Giunta, Esq.

         7. Assignment. This Agreement will not be assigned by operation of law or otherwise, (a) except that Buyer may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment will relieve Buyer or its successor or Parent of its primary liability for all obligations of Buyer and Parent, respectively, hereunder, and (b) except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyer may be merged or consolidated or to which Buyer transfer all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder, but no such assignment will relieve Buyer or its successor or Parent of their liability for the respective obligations of Buyer and Parent, hereunder. Any assignment in violation of the provisions of this Agreement will be null and void.

         8. Construction. Captions and References in this Agreement to "Sections," "Exhibits," and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

         9. Gender and Number. The masculine, feminine, or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

         10. Entire Agreement. This Agreement, the other Transaction Agreements and all certificates, schedules and other documents attached to or deliverable under such agreements (collectively, the "Agreements" constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Agreements. No supplement, modification or amendment of the Agreements will be binding unless in writing and executed by the parties thereto.

         11. Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile and each counterpart or facsimile will constitute an original instrument, but all such separate counterparts and facsimiles will constitute one and the same agreement.

         12. Governing Law. The validity, construction, and enforceability of this Agreement will be governed in all respects by the laws of the State of Nevada, without regard to its conflict of laws rules.

         13. Waiver of Provisions. The terms, covenants and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or waiver of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         14. Costs. Except as otherwise provided in this Agreement or in the Master Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         15. Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         16. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         17. Binding Effect. Subject to the provisions and restrictions of
Section 7, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         18. Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

         19. No Third Beneficiaries. Except as otherwise set forth in Sections 1 and 2 of this Agreement and except as specifically provided in Section 7 of this Agreement and similar provisions in the other Transaction Agreements, neither this Agreement nor any other Transaction Agreement is intended to, and none of them shall, create any rights in any other Person other than the parties to such agreements. Without limiting the generality of the foregoing, nothing herein or in any other Transaction Agreement is intended to create, nor shall it create, in the Title Company or any title insurer any right of subrogation to any rights of Parent or Buyer arising from any representation or warranty of any Selling Party.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                              MERITAGE CORPORATION,
                              a Maryland corporation

                              By:
                                  ------------------------------------------
                              Name:     Steven J. Hilton
                              Title:    Co-Chief Executive Officer


                              MTH-HOMES NEVADA, INC.,
                              an Arizona corporation

                              By:
                                  ------------------------------------------
                              Name:     Steven J. Hilton
                              Title:    Co-Chief Executive Officer


                              PERMA-BILT, a Nevada corporation

                              By:
                                  ------------------------------------------
                              Name:   Daniel L. Schwartz
                              Title:  ___ President and Chief Executive Officer


                              ZENITH NATIONAL INSURANCE CORP., a Delaware corporation,

                              By:
                                  ------------------------------------------
                              Name:     Stanley R. Zax
                              Title:    President



                 [Signature page to Indemnification Agreement]

Exhibit D

                         DISPUTE RESOLUTION PROCEDURES

         For the purpose of these Dispute Resolution Procedures, Parent and Buyer will act and be treated as one party and Selling Parties will act and be treated as one party.

         A. Negotiation. The parties will first attempt to settle a Dispute by a meeting of two designated representatives of each party within five days after receipt by a party of a request from the other party for such a meeting ("Request").

         B. Mediation. If such Dispute cannot be settled at such meeting either party within five (5) days of such meeting (or within ten days of receipt of a Request if no meeting takes place) may give a written notice (a "Mediation Notice") to the other party requesting mediation and setting forth the nature of the Dispute. The mediation will be held in Las Vegas, Nevada under the Commercial Mediation Rules of the AAA in effect on the date of the Mediation Notice ("Mediation Rules"). The parties will select a person who will act as the mediator under this Paragraph B within 60 days of the date of the execution of this Agreement. If a mediator has not been selected or if the mediator so selected is unable or unwilling to serve, the parties shall have ten (10) days from receipt by a party of a Mediation Notice to agree on a mediator. Failing such timely agreement, the mediator shall be appointed by the AAA in accordance with the Mediation Rules. If the Dispute has not been resolved by mediation as provided above within thirty (30) days after the appointment of the mediator (or within sixty (60) days of the receipt of a Mediation Notice, whichever comes sooner), then, on the Request of any Party the Dispute will be determined by arbitration in accordance with the provisions of Paragraph C hereof.

         C. Arbitration. Any Dispute that is not timely settled through mediation as provided in Paragraph B above will be finally and exclusively resolved by arbitration in Las Vegas, Nevada. The arbitration shall be administered by the AAA under its Commercial Arbitration Rules in effect on the date of the Dispute Notice (the "Rules"), as modified by the provisions of this Section C. There shall be three neutral and impartial arbitrators, of whom one shall be appointed by Seller and one shall be appointed by Buyer within 30 days of receipt by respondent of the demand for arbitration. The two arbitrators so appointed shall select the chair of the arbitral tribunal within 30 days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limits provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience with large commercial cases and an experienced arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. 1 et seq. The arbitrators shall base the award on applicable law and judicial precedent. The arbitrators are not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The award shall be in writing and shall include the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         Notwithstanding the foregoing:

            (a) Upon the application by either party to a court for an order confirming, modifying or vacating the award within sixty (60) days of receipt thereof, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrators, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrators. In order to effectuate such judicial review limited to issues of law, the parties agree (and will stipulate to the court) that the findings of fact made by the arbitrators will be final and binding on the parties and will serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated. For the purpose of this section permitting judicial review of the award, the parties submit to the exclusive jurisdiction of the Federal and State courts located in Las Vegas, Nevada.

            (b) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other provisional order in aid of arbitration proceedings and the enforcement of any award (including but not limited to a preliminary injunction enforcing the ownership or confidentiality provisions contained in this Agreement and the other Transaction Agreements). Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrators' orders to that effect.

         D. Costs and Attorneys' Fees. If either party fails to proceed with arbitration as provided herein or unsuccessfully seeks to stay such arbitration, or if no appeal of an award is timely filed in accordance with Section C(a) herein fails to comply with any arbitration award within thirty
(30) days of receipt thereof, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party will be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling arbitration or defending against an attempt to stay such arbitration defending against an attempt to vacate or modify an arbitration award and/or successfully enforcing such award.

         E. Tolling of Statute of Limitations. All applicable statutes of limitations and defenses based upon the passage of time will be tolled while the procedures specified in Sections A and B of this Exhibit D are pending. The parties will take such action, if any, required to effectuate such tolling.

         F. No Amendment of Agreement. In no event shall the arbitrators have the power or jurisdiction to amend, modify or vary the terms of this Agreement or any of the other Transaction Agreements.

Exhibit E


                   NON-DISCLOSURE AND NON-COMPETE AGREEMENT

         This AGREEMENT (this "Agreement"), is made as of October 7, 2002 (the "Effective Date"), by and between MERITAGE CORPORATION, a Maryland corporation ("Meritage"), MTH-HOMES NEVADA, INC., an Arizona corporation (the "Company"), ZENITH NATIONAL INSURANCE CORP., a Delaware corporation ("Zenith"), and PERMA-BILT, a Nevada corporation ("Seller" and, together with Zenith, "Selling Parties").

                                R E C I T A L S

         Seller is engaged in homebuilding and home sales operations.

         Zenith indirectly owns all of the outstanding shares of capital stock of Seller.

         The Business will be acquired by the Company pursuant to a Master Transaction Agreement, dated as of October 7, 2002 (the "Master Agreement"). Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Master Agreement.

         Selling Parties have intimate knowledge of the business practices of the Business, which, if exploited by Selling Parties in contravention of this Agreement, would seriously, adversely, and irreparably affect the ability of the Company to continue the businesses previously conducted by Seller.

         To induce the Company to enter into the Master Agreement, Selling Parties have agreed to execute this Agreement.

         In consideration of the premises, the mutual promises and covenants of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selling Parties, intending to be legally bound, agree as follows:

            1. Noncompetition.

               (a) For the period beginning on the Effective Date and ending on the * anniversary thereof (the "Restriction Period"), neither Selling Parties nor any subsidiary, sister entity, or parent will, directly or indirectly, either as a partner or owner or in any other capacity:

                  (i) engage in the homebuilding or home sales business within 100 miles of the Las Vegas metropolitan area (a "Competing Business");

                  (ii) recruit, hire or discuss employment for a Competing Business with any person who is, or within the six month period preceding the date of such activity was, an employee of the Company or Meritage (other than as a result of a general solicitation for employment); or

                  (iii) solicit any customer or supplier of the Company for a Competing Business or otherwise attempt to induce any such customer or supplier to discontinue its relationship with the Company.

               (b) Selling Parties represent to the Company and Meritage, and Selling Parties acknowledge, that:

                  (iv) they are willing and able to engage in a business that is not a Competing Business;

                  (v) enforcement of the restrictions set forth in this Section 1 would not be unduly burdensome to Selling Parties;

                  (vi) the period of time provided for in this Section 1 and the territorial restrictions and other provisions and restrictions set forth herein are reasonable and necessary to protect the Company and its successors and assigns in the use and employment of the goodwill of the business conducted by Perma-Bilt Homes prior to the Effective Date; and

                  (vii) damages cannot compensate the Company in the event of a violation of this Section 1, and that if such violation should occur, injunctive relief shall be essential for the protection of the Company and its successors and assigns.

         Accordingly, Selling Parties hereby covenant and agree that, in the event any of the provisions of this Section 1 shall be violated or breached, the Company shall be entitled to obtain injunctive relief against the party or parties violating such covenants, without bond but upon due notice, in addition to such further or other relief as may be available at equity or law. Obtainment of such an injunction by the Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which the Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by the Company to take action thereof. Zenith agrees to pay any and all reasonable costs and expenses, including attorneys' fees, incurred by the Company in enforcing this provision if it is determined that Selling Parties breached this Agreement.

               (c) Selling Parties hereby agree that upon becoming a partner, member, owner or investor of another enterprise or any third-party during the period in which the terms of this Section 1 are in effect, each shall promptly disclose to such new enterprise or third-party the terms of this Section 1, and shall cause such enterprise or third-party to maintain such information in confidence. Selling Parties further agree and authorize the Company to notify others, including customers of the Company and any such future enterprise or third-party to which either Zenith or Seller may become a partner, member, owner or investor, of the terms of this Section 1 and of their obligations hereunder.

               (d) Selling Parties hereby agree that the period of time in which this Section 1 is in effect shall be extended for a period equal to the duration of any breach of this Section 1(a) by Selling Parties.

               (e) Nothing contained in this Agreement shall prohibit Selling Parties or their affiliates or associates, any of their directors, officers or employees, or any of their representatives from investing in stocks, bonds, or other securities of any entity that engages in a Competing Business, provided, however, that in the case of capital stock, such securities are listed on a national securities exchange or traded in the over-the-counter market or registered under Section 12(g) of the Securities Exchange Act of 1934, and such investment does not exceed, in the case of any class of the capital stock of any one issuer, three percent of the issued and outstanding voting power at the time of such investment. In addition, nothing contained herein shall prevent any officer or director of the Selling Parties or their affiliates or associates from serving as a director or trustee of any Competing Business.

         2. Protection of Information. Selling Parties recognize and acknowledge that the Company's trade secrets and all other confidential and proprietary information of a business, financial or other nature, including without limitation, proprietary information of the Company, as it exists from time to time (collectively, "Confidential Information"), are valuable and unique assets of the Company and therefore agree that, during the Restriction Period, except as otherwise required by Applicable Laws, or the rules of any exchange on which any securities of Zenith are or will be listed, they will not, and will use their best efforts to ensure that their directors, officers, employees, advisers, agents and consultants do not, disclose any Confidential Information concerning the Company and/or its subsidiaries or affiliates, to any person, firm, corporation, association or other entity, for any reason whatsoever, unless previously authorized in writing to do so by Meritage. It is understood that Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by Selling Parties or that is disclosed by Selling Parties in accordance with the terms of a prior written consent of Meritage. For the purpose of enforcing this provision, the Company may resort to any remedy available to it under the law. In the event that any Selling Party is requested pursuant to, or required by, Applicable Laws, regulation or rules of any securities exchange or by legal process to disclose any Confidential Information or any other information concerning the Company, the Selling Parties agree that they shall provide the Company with prompt notice of such request or requirement in order to enable the Company to seek an appropriate protective order or other remedy, to consult with the Selling Parties with respect to the Company taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 2. In the event that no such protective order or other remedy is obtained, or that the Company waives compliance with the terms of this Section 2, Selling Parties shall use their reasonable best efforts to disclose only that portion of any Confidential Information which Selling Parties are advised by counsel is legally required and shall exercise all reasonable efforts to ensure that all Confidential Information so disclosed shall be accorded confidential treatment in accordance with this Section 2.

         3. Severability. In the event that a court of competent jurisdiction determines that the Restriction Period is unenforceable, the Restriction Period shall mean *. Additionally, if any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

         4. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

         5. Injunctive Relief. Selling Parties acknowledge and agree that Meritage and the Company would be irreparably harmed by any violation of Selling Parties' obligations under Sections 1 and 2 hereof and that, in addition to all other rights or remedies available at law or in equity, the Company will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation.

         6. Assignment by Company. Nothing in this Agreement shall preclude Zenith, Seller, Meritage or the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or entity that assumes this Agreement and all obligations and undertakings hereunder. Upon such consolidation, merger or transfer of assets and assumption, the terms "Zenith," "Seller," "Meritage" and "Company," respectively, as used herein shall mean such other corporation or entity, as appropriate, and this Agreement shall continue in full force and effect. For purposes of Sections 1 and 2 hereof, the term "Company" shall mean all joint ventures (50% or more owned by Company), subsidiaries and parent companies of Company (whether corporate, partnership or other form), including the subsidiary that operates the Business as a division of Meritage Corporation.

         7. Entire Agreement. This Agreement embodies the complete agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that may have related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by Meritage and Selling Parties.

         8. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Nevada.

         9. Notice. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (with delivery confirmation), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

         If to the Company:            Meritage Corporation
                                       6613 North Scottsdale Road, Suite 200
                                       Scottsdale, Arizona 85250
                                       Phone:  (480) 998-8700
                                       Fax:  (480) 998-9162
                                       Attention: Chief Financial Officer

         With a copy to:               Snell & Wilmer L.L.P.
                                       One Arizona Center
                                       Phoenix, Arizona 85004-0001
                                       Phone:  (602) 382-6252
                                       Fax:  (602) 382-6070
                                       Attn:  Steven D. Pidgeon, Esq.

         If to Selling Parties:        Zenith National Insurance Corp.
                                       21255 Califa Street
                                       Woodland Hills, California  91367
                                       Phone:  (818) 713-1000
                                       Fax:  (818) 710-1860
                                       Attention: Stanley R. Zax

         With a copy to:               Skadden, Arps, Slate, Meagher & Flom LLP
                                       300 South Grand Avenue, Suite 3400
                                       Los Angeles, California 90071
                                       Phone:  (213) 687-5000
                                       Fax:  (213) 687-5600
                                       Attn:  Joseph J. Giunta, Esq.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                               MERITAGE CORPORATION, a Maryland corporation


                               By:
                                  ------------------------------------------
                               Name:     Steven J. Hilton
                               Title:    Co-Chief Executive Officer



                               MTH-HOMES NEVADA, INC., an Arizona corporation


                               By:
                                  ------------------------------------------
                               Name:     Steven J. Hilton
                               Title:    Co-Chief Executive Officer



                               ZENITH NATIONAL INSURANCE CORP.,
                               a Delaware corporation


                               By:
                                  ------------------------------------------
                               Name:     Stanley R. Zax
                               Title:    President



                               PERMA-BILT, A NEVADA CORPORATION


                               By:
                                  ------------------------------------------
                               Name:     Daniel Schwartz
                               Title:    President and Chief Executive Officer



          [Signature Page to Non-Disclosure and Non-Compete Agreement]

Exhibit F


                       FORM OF GRANT, BARGAIN, SALE DEED


APN NOS. _____________
MAIL TAX STATEMENTS AND
WHEN RECORDED MAIL RETURN TO:

MTH-Homes Nevada, Inc.
7150 Pollock Drive
Las Vegas, NV  89114

Attention:  Daniel L. Schwartz

                           GRANT, BARGAIN, SALE DEED
                           -------------------------


         This GRANT, BARGAIN, SALE DEED is made the 7th day of October, 2002, by Perma-Bilt, A Nevada Corporation, as GRANTOR, to MTH-Homes Nevada, Inc., an Arizona corporation, whose address is 7150 Pollock Drive, Las Vegas, Nevada 89114, as GRANTEE.

         Witness that Grantor, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, grants, bargains and sells to Grantee all that real property located in the County of Clark, State of Nevada, more particularly described as follows:

         SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF


Together with all tenements, hereditaments and appurtenances thereto; subject to current real property taxes, zoning and other governmental restrictions, and all other covenants, conditions, restrictions, easements, rights-of-way and other matters of record.

         SUBJECT TO: the permitted exceptions set forth on Exhibit "B" attached hereto and by this reference made a part hereof.

         To have and to hold, all and singular, the premises aforementioned unto said Grantee, its successors and assigns forever.


         IN WITNESS WHEREOF, Grantor has set its hand the day and year first above written.

                                  PERMA-BILT, A NEVADA CORPORATION


                                  By:
                                  ------------------------------------------
                                  Name:    Daniel L. Schwartz
                                  Title:   President and Chief Executive Officer

STATE OF NEVADA                     )
                                    ):ss
COUNTY OF CLARK                     )

         This instrument was acknowledged before me on October ___, 2002, by , as of , a .


                                 ____________________________________
                                             Notary Public

                                 My commission expires:  _______________

                                  EXHIBIT "A"

                               Legal Description
                               -----------------

                                  EXHIBIT "B"

                             Permitted Exceptions
                             --------------------

Exhibit H


                     BILL OF SALE AND ASSIGNMENT AGREEMENT


         KNOW ALL MEN BY THESE PRESENTS, that Perma-Bilt, A Nevada Corporation ("Seller"), does hereby sell, convey, transfer, assign and set over unto MTH Homes Nevada, Inc., an Arizona corporation ("Buyer"), and its successors and assigns the following (collectively, the "Conveyed Assets"): (i) all of Seller's rights, title, and interest in and to the Assets (as that term is defined in that certain Master Transaction Agreement by and among Meritage Corporation, a Maryland corporation ("Parent"), Buyer, Seller and Zenith National Insurance Corp., dated October 7, 2002 (the "Master Agreement")) OTHER THAN the Non-Exclusive Assets (as hereinafter defined); and (ii) a non-exclusive co-ownership interest with LM Las Vegas, LLC, a Delaware limited liability company, in the following (collectively, the "Non-Exclusive Assets"): all of Seller's right, title, and interest in and to the rights described in clause (ii) of Section 2(a) of that certain Partial Assignment and Assumption Agreement by and between LM Las Vegas, LLC and MTH-Homes Nevada, Inc., dated October 7, 2002. Capitalized terms used herein and not otherwise defined will have the same meaning as set forth in the Master Agreement.

         The representations and warranties contained in Article IV of the Master Agreement that relate to the Conveyed Assets are incorporated herein by reference for the time periods and subject to all the terms set forth therein, and except for such representations and warranties, the conveyances made hereby are made without any representation or warranty of Selling Parties, whether implied, statutory, or otherwise.

         This Bill of Sale and Assignment will inure to the benefit of, and will bind Seller and its successors and assigns.

         IN WITNESS WHEREOF, the undersigned parties have executed this Bill of Sale and Assignment to be effective as of the 7th day of October, 2002.


                                    SELLER:

                                   PERMA-BILT, A NEVADA CORPORATION



                                  By:
                                  ------------------------------------------
                                  Name:    Daniel L. Schwartz
                                  Title:   President and Chief Executive Officer

Exhibit I


                         SCHWARTZ EMPLOYMENT AGREEMENT

                             EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is effective as of October 1, 2002 by and among MTH-HOMES NEVADA, INC., an Arizona corporation (the "Company") and DANIEL SCHWARTZ ("Employee"). All capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Master Transaction Agreement between the Company, Meritage Corporation, a Maryland corporation ("Parent"), Perma-Bilt, A Nevada Corporation and Zenith National Insurance Corp. a Delaware corporation ("Zenith") dated October 7, 2002 ("Master Agreement").

                                   RECITALS

         1. Pursuant to the Master Agreement, the Company will acquire all or substantially all assets of the Business.

         2. The Company desires to obtain the consultation, coordination and management services of Employee, and Employee desires to provide such services to the Company, in accordance with the terms, conditions and provisions of this Agreement.

         3. The Company requires, as a condition to the Closing and payment of the Purchase Price, that Employee provide to the Company the non-competition and confidentiality protections set forth herein.

         In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations, covenants and mutual agreements contained herein, the Company and Employee agree as follows:

         1. Employment. Subject to the terms and conditions of this Agreement, during the first two years of the term of this Agreement, the Company agrees to employ Employee as President of the Company, and Employee agrees to diligently perform the duties associated with such position, including, but not limited to the duties and responsibilities listed on Exhibit A attached hereto. Employee will devote substantially all of his business time, attention and energies to the business of the Company and will comply with the non-discriminatory policies and guidelines established by Parent from time to time applicable to its senior management executives. During the third year of the term of this Agreement, the Company agrees to employ Employee as President Emeritus of the Company during which time Employee agrees to devote part of this business time, attention and energies to the business of the Company.

         2. Term. Employee will be employed under this Agreement for a term beginning on October 1, 2002 (the "Effective Date") and ending on the third anniversary of the Effective Date unless Employee's employment is terminated earlier pursuant to Section 7.

         3. Base Salary and Benefits. The Company will pay Employee the Base Salary (as defined below). For purposes of this Agreement, the term "Base Salary" shall mean an amount equal to $250,000 per year, pro rated as appropriate. Salary will be payable bi-weekly in accordance with the payroll practices of the Company in effect from time to time. All of Employee's compensation under this Agreement will be subject to deduction and withholding authorized or required by applicable law. In addition, Employee will be eligible during the term of this Agreement to participate in all ordinary and customary benefit plans and programs afforded Parent's other division presidents; provided, however, that notwithstanding anything to the contrary herein, during the term hereof Employee will in any event receive those benefits described in Exhibit B attached hereto.

         4. Incentive Compensation. Employee will be entitled to incentive compensation based on the achievement of certain performance targets specified in Exhibit C hereto, pro rated as appropriate. The incentive compensation shall be paid by the Company within thirty days following the end of each calendar year.

         5. Pre-Tax Bonus. Employee will be entitled to receive from the Company bonus payments of 10% of the Pre-Tax Net Income of the Company as determined in accordance with GAAP (the "Pre-Tax Bonus"), subject to the provisions set forth below.

            A. "Pre-Tax Net Income" will mean the net income of the Company before interest and income taxes determined in accordance with GAAP and as reported in the Company's financial statements after giving effect to the following (to the extent not already reflected in the calculation of such net income of the Company before income taxes):

              (1) subtraction of compensation paid to Employee, but not the Pre-Tax Bonus.

              (2) subtraction of a "Services Fee," which shall equal any direct third-party costs paid by Parent in connection with providing services to the Company; provided, however, that the Services Fee will not include overhead costs.

              (3) subtraction of a "Capital Charge," which shall be a charge equal to 10.5% on the Capital (i.e., equity, intercompany borrowings and interest bearing liabilities due third parties) provided to the Company by Parent. "Capital" shall mean (x) the aggregate book value of the Company's assets (excluding any assets not required to be reflected on the balance sheet) at the beginning of each period that the charge is being computed, less (y) all non-interest bearing liabilities due third parties. The Capital Charge will be calculated on a monthly basis. To the extent that the Business' assets include land greater than $50 million, the excess over $50 million will not be subject to a Capital Charge. Other than the Capital Charge, no interest (whether direct or indirect, whether paid, actually incurred or allocated, and whether expensed, amortized to cost of sales, capitalized or otherwise), will be deducted or amortized in computing the Pre-Tax Net Income for any period. Exhibit D hereto sets forth a sample calculation. In the event of a conflict between the description of the calculation set forth in this Section 5A and Exhibit D, Exhibit D shall control.

              (4) an amount equal to the excess of the Purchase Price over the Adjusted Book Value set forth on the Final Closing Balance Sheet (i.e., the purchase price premium over the book value of the assets and liabilities acquired) ("Premium") shall (A) be excluded for purposes of computing the Capital Charge from the "aggregate book value of the Company's assets at the beginning of each period;" and (B) neither deducted nor amortized in computing the Pre-Tax Net Income for any period.

              (5) exclusion of all transaction costs of Parent and the Company with respect to or arising out of the consummation of the transactions contemplated by the Agreements (including, without limitation, all costs and expenses of arbitrators (as to the calculation of the Purchase Price), accountants, legal counsel and financial advisors of Parent or the Company and, if required to be paid by Parent or the Company pursuant to the Agreements, of any other parties hereto).

              (6) exclusion of all losses subject to indemnification by Selling Parties pursuant to the Indemnification Agreement that are paid by Selling Parties or are deducted from Liability Reserves, and exclusion of all payments made by Selling Parties to the Company pursuant to the Indemnification Agreement.

              (7) exclusion of all other charges against net income or resulting from significant changes in accounting principles that are not (y) consistent with Parent's or the Business' past practices, or (z) required by GAAP.

            B. There will be three Pre-Tax Bonus payments, one for each of the three consecutive Bonus Periods following the Closing Date.

            C. The Company will pay to Employee 90% of each estimated Pre-Tax Bonus payment for the previous (i.e., just ended) Bonus Period in cash on or before the 30th day following the end of the last relevant Bonus Period. Together with that payment, the Company will deliver to Employee a calculation notice, setting for the calculation in reasonable detail, of the estimated Pre-Tax Net Income for such Bonus Period. Thereafter, within 90 days after completion of each Bonus Period, Parent will deliver to Employee a calculation notice, setting forth the calculation in reasonable detail, of the Pre-Tax Net Income for such Bonus Period and the remaining amount, if any, of any Pre-Tax Bonus Payment due, together with a check in the amount of the balance due.

            D. "Bonus Period" will mean for the first Bonus Period, the period commencing on October 1, 2002 and ending on September 30, 2003; for the second Bonus Period, the period commencing on October 1, 2003 and ending on September 30, 2004; for the final Bonus Period, the period commencing on October 1, 2004 and ending on September 30, 2005.

            E. During each Bonus Period, unless otherwise agreed to by Employee, the Parent and the Company agree to:

              (1) operate the Business consistent with the past practices of Business or Parent and with the Company's proposed post-Closing operations, provided that the Company will have no obligation to execute such proposed post-Closing operations;

              (2) maintain separate books and records for the Business;

              (3) use reasonable commercial efforts, subject to the fiduciary duty of the Parent's Board of Directors, to provide sufficient capital to the Business to enable it to make capital expenditures and otherwise operate in the ordinary course; and

              (4) maintain the Business as a separate entity and not combine, merge or consolidate it (except together or with Parent or another subsidiary of Parent; provided that with respect to any such combination, merger or consolidation, Parent will continue to maintain separate books and records for the Business) or liquidate it or, except in the ordinary course of business, sell or otherwise dispose of its assets (except to Parent or another subsidiary of Parent; provided that with respect to any such sale, transfer or disposition, Parent will continue to maintain separate books and records for the Business).

            F. If Employee's employment is terminated prior to the third anniversary of this Agreement, payment of the Pre-Tax Bonus is subject to the following:

              (1) Terminated by the Company without Cause. Employee is entitled to be paid the Pre-Tax Bonus for each of the three Bonus Periods if his employment is terminated by the Company without Cause;

              (2) Death or Disability. Employee is not be entitled to any Pre-Tax Bonus payment if his employment is terminated by reason of death or Disability (as defined in Section 7D of this Agreement) prior to the first anniversary of this Agreement. If Employee's employment with the Company is terminated by reason of death of Disability at any time after the first anniversary, he is entitled to be paid (or his estate or personal representative is entitled to be paid if Employee is deceased) the Pre-Tax Bonus for each of the three Bonus Periods;

              (3) Terminated by the Company with Cause. Employee is not entitled to any remaining Pre-Tax Bonus if his employment is terminated for Cause (as defined in Section 7D of this Agreement); and

              (4) Terminated Voluntarily by Employee. Employee is not entitled to any remaining Pre-Tax Bonus if he voluntarily terminates his employment (other than as a result of a material breach of this Agreement by the Company which is not cured within thirty days written notice thereof by Employee).

            G. Any disputes regarding the Parent's computation of the Pre-Tax Bonus will be resolved pursuant to the procedures set forth in Section 16B of this Agreement.

         6. Option Grant. On the Closing Date of the Master Agreement and on the following two anniversaries thereof (each a "Grant Date"), Parent will grant Employee an option to purchase 10,000 shares of common stock of Parent at an exercise price that is equal to the market price of the Parent's listed stock on the respective Grant Date. The option will vest in accordance with terms generally applied under the Parent's "division president stock option program." Attached hereto as Exhibit E is the form of Stock Option Agreement that will be entered into by Parent and Employee.

         7. Termination.

            A. If Employee voluntarily terminates his employment with the Company (other than as a result of a material breach of this Agreement by the Company which is not cured within thirty days written notice thereof by Employee) or if the Company discharges Employee for Cause (as defined below), then the Company's obligations to pay the Base Salary and incentive compensation under this Agreement will terminate immediately, except for the payment of the Base Salary through the Date of Termination and the incentive compensation for the year in which such voluntary termination or discharge for Cause occurs, prorated through the Date of Termination. For purposes hereof, a termination of Employee's employment hereunder because of Employee's death or Disability shall not be considered a voluntary termination.

            B. If Employee's employment with the Company is terminated by the Company without Cause, then the Company will be obligated to pay Employee's then current Base Salary pursuant to Section 3 for one year and incentive compensation pursuant to Section 4 for that year.

            C. If Employee's employment with the Company is terminated as a result of Employee's death or Disability then the Company will be obligated to pay Employee's then current Base Salary pursuant to Section 3 for one year and Employee's incentive compensation pursuant to Section 4 for that year.

            D. For purposes of this Agreement,

               "Cause" is defined to mean (i) Employee's wrongful misappropriation of any money or other assets or properties of the Business (before or after the Closing Date), or any subsidiary or affiliate of the Company, resulting, or intended to result, directly or indirectly, in substantial personal gain or enrichment to Employee; (ii) the conviction of Employee for any felony; (iii) engagement by Employee in conduct involving fraud, moral turpitude, dishonest, gross misconduct, embezzlement, theft, or similar matters that are detrimental to the Company or Business (before or after the Closing Date); or (iv) Employee's willful disregard of his primary duties to the Company (except for reasons beyond Employee's reasonable control) which continues for more than thirty days after written notice by Company to Employee describing in reasonable detail the primary duties which Employee allegedly has willfully disregarded.

               "Disability" means a disability (as reasonably determined by a physician mutually acceptable to both parties) that results in Employee being unable to fulfill his duties under this Agreement for 90 consecutive days.

               "Date of Termination" shall mean (i) if the Agreement is terminated as a result of Employee's death, the date of Employee's death,
(ii) if the Agreement is terminated by Employee, the date on which he delivers a notice of termination to the Company, (iii) if this Agreement is terminated as a result of Disability, the date a notice of termination is given, (iv) if Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given to Employee; or (v) upon Employee's voluntary resignation.

            E. The Company shall have no obligation to pay Employee any amounts after the Date of Termination, other than his Base Salary through the Date of Termination, if Employee is in breach of any provision in
Section 8 of this Agreement which continues for more than thirty days after written notice by Company to Employee to cure or cease the offending activities.

         8. Restrictive Covenant. In consideration of Employee's employment and as an inducement for Company to enter the Master Agreement, Employee hereby agrees to the following:

            A. For a period of three years from the date of this Agreement (the "Restriction Period"), Employee will not, directly or indirectly, either as an employee, partner, owner, director, adviser or consultant or in any other capacity:

               (1) engage in the homebuilding, home sales, land banking, or land development businesses within 100 miles of the Las Vegas metropolitan area (a "Competing Business");

               (2) recruit, hire or solicit any person who is, or within the six month period preceding the date of such activity was, an employee of the Company or Parent (other than as a result of a general solicitation for employment); or

               (3) solicit any customer or supplier of the Company or Parent for a Competing Business or otherwise attempt to induce any such customer or supplier to discontinue its relationship with the Company or Parent.

            B. Employee represents to the Company that he is willing and able to engage in businesses that are not Competing Businesses hereunder and that enforcement of the restrictions set forth in this Section 8 would not be unduly burdensome to Employee. Employee hereby agrees that the period of time provided for in this Section 8 and other provisions and restrictions set forth herein are reasonable and necessary to protect the Company and its successors and assigns in the use and employment of the goodwill of the business conducted by Employee. Employee further agrees that damages cannot compensate the Company in the event of a violation of this Section 8 and that, if such violation should occur, injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Employee hereby covenants and agrees that, in the event any of the provisions of this Section 8 shall be violated or breached, the Company shall be entitled to obtain injunctive relief against the party or parties violating such covenants, without bond but upon due notice, in addition to such further or other relief as may be available at equity or law. Obtainment of such an injunction by the Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which the Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by the Company to take action thereof.

            C. Employee hereby agrees that the period of time in which this Section 8 is in effect shall be extended for a period equal to the duration of any breach of this Section 8 by Employee.

         9. Confidential Information and Non-Disclosure.

            A. It is understood that in the course of Employee's employment with Company, Employee will become acquainted with Company Confidential Information (as defined in subsection 9(d) below). Employee recognizes that Company Confidential Information has been developed or acquired at great expense, is proprietary to the Company, and is and shall remain the exclusive property of the Company. Accordingly, Employee agrees that, except as required by applicable law or as otherwise provided herein, he will not, without the express written consent of the Company, during Employee's employment with the Company and thereafter until such time as Company Confidential Information becomes generally known, or readily ascertainable by proper means, by persons unrelated to the Company other than Employee, disclose to others, copy, make any use of, or remove from Company's premises any Company Confidential Information, except as Employee's duties may require. Notwithstanding anything to the contrary herein, at any time after the third anniversary of the Effective Date, employee may use Company Confidential Information (other than trade secrets) in connection with his activities (whether as owner, principal, partner, employee, consultant or otherwise) in any activities that are not a Competing Business.

            B. Employee acknowledges and agrees that a breach by Employee of the provisions of this Section 9 will cause Company irreparable injury and damage that cannot be reasonably or adequately compensated by damages at law. Employee expressly agrees that Company shall be entitled, without posting any bond, to injunctive or other equitable relief to prevent a threatened breach, breach or continued breach of this Section 9 in addition to any other remedies legally available to it.

            C. Upon termination, whether for Cause or not, Employee shall promptly deliver to the Company the originals and all copies of any and all materials, documents, notes, manuals, or lists containing or embodying Company Confidential Information, or relating directly or indirectly to the business of the Company, in the possession or control of Employee.

            D. "Company Confidential Information" shall mean confidential, proprietary information or trade secrets of Company and Parent and their affiliates (collectively, the "Consolidated Group") including without limitation the following: (1) customer lists and customer information as compiled by the Consolidated Group; (2) the Consolidated Group's internal practices and procedures; (3) the Consolidated Group's financial condition and financial results of operation to the extent not generally available to the public; (4) supply of materials information, including sources and costs; (5) information relating to designs or other subject matter related to the Consolidated Group's business, strategic planning, manufacturing, engineering, purchasing, finance, marketing, promotion, distribution, and selling activities, whether now existing, or acquired, developed, or made available anytime in the future to the Consolidated Group; (6) all information which Employee has a reasonable basis to consider confidential or which is treated by the Consolidated Group as confidential; and (7) any and all information having independent economic value to the Consolidated Group that is not generally known to, and not readily ascertainable by proper means by, persons who can obtain economic value from its disclosure or use. Employee acknowledges that such information is Company Confidential Information.

         10. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

         11. Injunctive Relief. Employee acknowledges and agrees that the Company would be irreparably harmed by any violation of Employee's obligations under Sections 7 and 8 hereof and that, in addition to all other rights or remedies available at law or in equity, the Company will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation.

         12. Assignment by Company. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or entity that assumes this Agreement and all obligations and undertakings hereunder; provided, however, that no such consolidation, merger, transfer or assumption shall relieve the Company from its primary liability hereunder. Upon such consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other corporation or entity, as appropriate, and this Agreement shall continue in full force and effect.

         13. Entire Agreement. This Agreement embodies the complete agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that may have related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by the Company and Employee.

         14. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Nevada.

         15. Notice. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally or by overnight courier service or three days after being sent by U.S. certified or registered mail, postage prepaid, at the address indicated below or to such changed address as such person may subsequently give such notice of:

        If to the Company or Parent:     Meritage Corporation
                                         6613 North Scottsdale Road, Suite 200
                                         Scottsdale, Arizona 85250
                                         Phone:  (480) 998-8700
                                         Fax:  (480) 998-9162
                                         Attention: Chief Financial Officer

        With a copy to:                  Snell & Wilmer L.L.P.
                                         One Arizona Center
                                         Phoenix, Arizona 85004-0001
                                         Phone:  (602) 382-6252
                                         Fax:  (602) 382-6070
                                         Attn:  Steven D. Pidgeon, Esq.

        If to Employee:                  Daniel Schwartz



        With a copy to:                  Irell & Manella LLP
                                         1800 Avenue of the Stars, Suite 900
                                         Los Angeles, California 90067-4276
                                         Phone: (310) 203-7575
                                         Fax:  (310) 203-7199
                                         Attn:  Ron Tischler, Esq.

         16. Arbitration.

             A. Except as set forth in paragraph B below, any dispute, controversy, or claim, whether contractual or non-contractual, between the parties hereto arising directly or indirectly out of or connected with this Agreement, relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement, unless mutually settled by the parties hereto, shall be resolved by binding arbitration before a single arbitrator, in accordance with this Section 16 and the then most applicable rules of the American Arbitration Association (the "AAA"). The resolution of the dispute by the arbitrator shall be final, binding, nonappealable, and fully enforceable by a court of competent jurisdiction under the Federal Arbitration Act. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the AAA. Except as provided in Sections 8 and 9, arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. The arbitration award shall be in writing and shall include a statement of the reasons for the award. Unless otherwise mutually agreed by the parties, the arbitration shall be held in Las Vegas, Nevada.

             In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from the "independent" (or "gold card") list of retired judges or, at Employee's option, from a list of nine persons from the employment panel provided by the AAA. If the parties are unable to agree upon an arbitrator from the list of nine so drawn, then the parties shall each strike names alternatively from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

             This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party brining the motion establishes that he or it would be entitled to summary judgment if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the AAA and these procedures, the provisions of these procedures shall govern.

             B. If Zenith disputes Parent's computation of an Earn-Out Payment (as defined in the Master Agreement) within 90 days after the end of the relevant Earn-Out Period: (i) Employee may not dispute the computation of the corresponding Pre-Tax Bonus payment, and (ii) any increase in the amount of the disputed Earn-Out Payment, either by mutual agreement of Zenith and Parent or otherwise pursuant to the provisions of Section 2.5A(2)(e) of the Master Agreement, shall result in a dollar for dollar increase, as the case may be, in the corresponding Pre-Tax Bonus payment. If Zenith does not dispute Parent's computation of an Earn-Out Payment computation within such 90-day period, then Employee may within the 90-day period thereafter dispute Parent's computation of the corresponding Pre-Tax Bonus payment pursuant to the procedure set forth in Section 2.5A(2)(e) of the Master Agreement, including the provision that would require Employee to pay the cost of the parties accounting and other professionals and fees and expenses of the Earn-Out Accounting Arbitrator if the Pre-Tax Bonus Payment as determined by the Earn-Out Accounting Arbitrator is within 5% of the amount calculated by Parent, except that (i) all references in such paragraph to Zenith shall be deemed to refer to Employee, (ii) all references in such paragraph to Earn-Out Payment shall refer to Pre-Tax Bonus and (iii) the dispute will be arbitrated in the manner provided in this Section 16A (and not in the manner provided in Section C of Exhibit D to the Master Agreement). Notwithstanding any other provision in this
Section 16B, Employee and Zenith may agree between themselves agree to arbitrate the dispute together pursuant to the procedure set forth in
Section 2.5A(2)(e) of the Master Agreement; provided, however, Employee and Zenith agree to be responsible any costs of the parties accounting and other professionals and fees and expenses of the Earn-Out Accounting Arbitrator that would otherwise be owed by Zenith if it had arbitrated the dispute alone.

             C. Any filing or administrative fees shall be borne initially by the party requesting arbitration. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees.

         17. Withholding; Release. Employee acknowledges and agrees that the Company may withhold against payments due Employee any such amounts required under the withholding laws, as well as any other amounts payable by Employee to Company.

             The Company's obligation to make any payments hereunder on or after the Date of Termination, other than salary payments and expense reimbursements through the Date of Termination, shall be subject to receipt by the Company from Employee of an appropriate release applicable to matters and obligations arising under this Agreement to which such payments relate in form and substance reasonably acceptable to the Company and its affiliates, directors, officers and employees.


         IN WITNESS WHEREOF, the Company and Employee have executed and delivered this Agreement as of the date first above written.


                                  MTH-HOMES NEVADA, INC., an Arizona corporation


                                  By:
                                  ------------------------------------------
                                  Name:  Steven J. Hilton
                                  Title: Co-Chief Executive Officer


                                  EMPLOYEE


                                  ------------------------------------------
                                  Daniel Schwartz


                                  Agreed and Accepted:

                                  Meritage Corporation
                                  agrees to be bound to the
                                  provisions contained in
                                  Sections 5 and 6 as if it
                                  was a party to this Agreement.


                                  MERITAGE CORPORATION, a Maryland corporation


                                  By:
                                  ------------------------------------------
                                  Name:  Steven J. Hilton
                                  Title: Co-Chief Executive Officer




          [Signature page to Daniel Schwartz Employment Agreement]